                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): September 23, 1999


                               CUMULUS MEDIA INC.
   -------------------------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)




      ILLINOIS                      000-24525         36-4159663
      ----------------------------  ----------------  -------------------
      (State or other jurisdiction  (Commission File  (IRS Employer
      of incorporation)             Number)           Identification No.)




            111 EAST KILBOURN AVENUE, SUITE 2700 MILWAUKEE, WI 53202
   -------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (414) 615-2800



                                      NONE
   -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events


     On September 15, 1999, Cumulus Broadcasting, Inc., a Nevada corporation ("Cumulus Broadcasting") and a wholly-owned subsidiary of Cumulus Media Inc., an Illinois corporation (the "Company"), completed (i) the acquisition of six radio stations in Wisconsin pursuant to the terms of an Asset Purchase Agreement dated as of April 2, 1999, by and between Cumulus Broadcasting, Cumulus Licensing Corp., a Nevada corporation ("Cumulus Licensing"), Cumulus Wireless Services Inc., a Nevada corporation ("Cumulus Wireless") and Phillips Broadcasting Company, Inc., an Iowa corporation, for a purchase price of $14.8 million in cash and (ii) the acquisition of five radio stations in Kentucky pursuant to an Asset Purchase Agreement dated as of March 9, 1999 by and between Cumulus Broadcasting, Cumulus Licensing, Cumulus Wireless, HMH Broadcasting Inc., a Kentucky corporation, and HMH Realty, LLC, a Kentucky limited liability company, for a purchase price of $44.5 million in cash.

     In addition, on November 1, 1999, the Company acquired all of the outstanding capital stock of Calendar Broadcasting, Inc., a Delaware corporation ("Calendar") pursuant to the terms of a Stock Purchase Agreement dated June 15, 1999, among the Company and M&F Calendar Holdings, L.P., a Delaware limited partnership, Kevin C. Whitman, Nassau Capital Partners L.P., a Delaware limited partnership, NAS Partners I L.L.C., a Delaware limited liability company, and Philip J. Giordano. Calendar, indirectly through subsidiaries, owns and operates two radio stations in Texas and three radio stations in Alabama.

     Subsidiaries of the Company are parties to the following acquisition agreements which have not yet been consummated but which the Company believes are probable of completion:


     1) Asset Purchase Agreement dated as of June 29, 1999, by and among Cumulus Broadcasting, Cumulus Licensing and Coast Radio, L.L.C.,


     2) Asset Purchase Agreement (the "Cape Fear Asset Purchase Agreement") dated as of September 23, 1999, by and between Cumulus Broadcasting, Cumulus Licensing, Cumulus Wireless, C. F. Radio, Inc., Cape Fear Radio, LLC, Cape Fear Broadcasting Company and Cape Fear Tower Systems, LLC.


     The execution of the Cape Fear Asset Purchase Agreement, when aggregated with the other completed and pending acquisitions described in this Current Report on Form 8-K, requires the inclusion, under Section 3-05 of Regulation S-X, of the historical financial statements included herein in a registration statement filed by the Company under the Securities Act of 1933, as amended. Accordingly, the historical financial statements included herein are incorporated by reference in the Registration Statement on Form S-3 filed by the Company (Registration No. 333-89825) on October 28, 1999.

Item 7. Financial Statements and Exhibits.

     (a) Financial Statements.

         Index to Financial Statements attached hereto

        (1) HMH Broadcasting, Inc.

        Report of Independent Accountants

        Financial Statements:
           Balance Sheets as of June 30, 1999 (unaudited) and December 31, 1998

           Statements of Operations for six months ended June 30, 1999 and 1998
               (unaudited) and for the year ended December 31, 1998


           Statement of Changes in Shareholders' Equity for the year ended
               December 31, 1998

           Statements of Cash Flows for the six months ended June 30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998


           Notes to Financial Statements

        (2) Phillips Broadcasting Company, Inc.

         Report of Independent Accountants

           Financial Statements:
           Balance Sheets as of June 30, 1999 and December 31, 1998 (unaudited)

           Statements of Operations and Retained Earnings for the six months ended June 30, 1999 and 1998(unaudited) and for the year ended December 31, 1998

            Statements of Cash Flows for the six months ended June 30, 1999 and
               1998 (unaudited) and for the year ended December 31, 1998

            Notes to Financial Statements

        (3) Cape Fear Broadcasting Company

        Report of Independent Accountants

        Financial Statements:

            Balance Sheets as of June 30, 1999 (unaudited) and December 31, 1998

            Statements of Operations for the six months ended June 30, 1999 and
               1998 (unaudited) and for the year ended December 31, 1998

            Statement of Changes in Shareholders' Equity for the year ended
               December 31, 1998

            Statements of Cash Flows for the six months ended June 30, 1999 and
               1998 (unaudited) and for the year ended December 31, 1998

            Notes to Financial Statements

        (4) C.F. Radio, Inc.,

        Report of Independent Accountants

        Consolidated Financial Statements:

           Consolidated Balance Sheets as of June 30, 1999 (unaudited) and
               December 31, 1998

           Consolidated Statements of Operations for the six months ended June
               30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998

           Consolidated Statement of Changes in Shareholders' Equity for the year ended December 31, 1998

           Consolidated Statements of Cash Flows for the six months ended June
               30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998

           Notes to Consolidated Financial Statements

        (5) Calendar Broadcasting, Inc. and Subsidiaries

        Independent Auditors Report

        Consolidated Financial Statements:

           Consolidated Balance Sheets as of June 30, 1999 (unaudited) and
               December 31, 1998

           Consolidated Statements of Operations for the six months ended June
               30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998

           Consolidated Statements of Stockholders' Equity for the six months ended June 30, 1999 (unaudited) and for the year ended December 31, 1998

           Consolidated Statements of Cash Flows for the six months ended June
               30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998

           Notes to Consolidated Financial Statements

        (6) Coast Radio L.L.C.

        Report of Independent Accountants

        Financial Statements:

            Balance Sheets as of June 30, 1999 (unaudited) and December 31, 1998

            Statements of Operations for the six months ended June 30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998


            Statement of Changes in Members' Equity for the year ended
               December 31, 1998

            Statements of Cash Flows for the six months ended June 30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998


            Notes to Financial Statements

     (b) Pro Forma Financial Information.

            Cumulus Media Inc. Unaudited Pro Forma Statement of Operations for
               the Year Ended December 31, 1998.

            Cumulus Media Inc. Unaudited Pro Forma Balance Sheet as of June 30,
               1999 and Unaudited Pro Forma Statement of Operations for the Six Months Ended June 30, 1999.

     (c) Exhibits:

            2.0 Asset Purchase Agreement dated as of April 2, 1999, by and between Cumulus Broadcasting, Cumulus Licensing, Cumulus Wireless and Phillips Broadcasting Company

            2.1 Asset Purchase Agreement dated as of March 9, 1999 by and between Cumulus Broadcasting, Cumulus Licensing, Cumulus Wireless, HMH Broadcasting Inc., and HMH Realty, LLC.

            2.2 Stock Purchase Agreement dated June 15, 1999, among the Company and M&F Calendar Holdings, L.P., Kevin C. Whitman, nassau Capital Partners L.P., NAS Partners I L.L.C., and Philip J. Giordano.

            2.3 Asset Purchase Agreement dated as of June 29, 1999, by and among Cumulus Broadcasting, Cumulus Licensing and Coast Radio,. L.C., a Florida limited liability company.

            2.4  Asset Purchase Agreement dated as of September
                 23, 1999, by and between Cumulus Broadcasting, Cumulus Licensing, Cumulus Wireless, C. F. Radio, Inc., Cape Fear Radio, LLC, Cape Fear Broadcasting Company and Cape Fear Tower Systems, LLC.

           23.0  Consent of PricewaterhouseCoopers LLP.

           23.1  Consent of Wipfli Ullrich Bertelson LLP.

           23.2  Consent of KPMG LLP.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 CUMULUS MEDIA INC.


                                 By: /s/ Richard W. Weening
                                     ----------------------
                                     Richard W. Weening
                                     Executive Chairman
                                     and Treasurer




Date: November 3, 1999

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The following unaudited Pro Forma Financial Statements are excerpted from the Company's Registration Statement (registration number 333-89825)(the "Registration Statement") on Form S-3 filed on October 28, 1999. Please refer to the Registration Statement for a more detailed description of the transaction reflected in the unaudited Pro Forma Financial Statements.

     The following unaudited pro forma financial statements reflect the results of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 and the balance sheet as of June 30, 1999 after giving effect to the transactions described below. The information set forth under the heading "Cumulus Historical" in the pro forma statements of operations includes results relating to LMAs. The information set forth under the heading "Pending Acquisitions" in the pro forma statements of operations excludes results relating to LMAs to the extent that such activity is included in our historical financial information.

     The pro forma statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 give effect to:

     - this offering,

     - the July 1999 offering of our Class A common stock,

     - the completion of our 1998 and 1999 acquisitions and our pending acquisitions,

     - our initial public offerings of our Class A common stock, our senior subordinated notes and our Series A preferred stock,

     - the redemption of a portion of our Series A preferred stock,

     - borrowings under and the repayment of all indebtedness outstanding under our old credit facility, and

     - borrowings under our credit facility,

in each case as if such transactions had occurred on January 1, 1998.

     The information set forth under the heading "Pro Forma Adjustments for Cumulus Historical and the 1999 Completed Acquisitions" in the pro forma statement of operations for the year ended December 31, 1998 includes the effects of our initial public offerings. The information set forth under the heading "1999 Subsequent Acquisitions" in the pro forma statement of operations for the six months ended June 30, 1999 includes the effect of our acquisitions completed after June 30, 1999.

     - The pro forma balance sheet as of June 30, 1999 gives effect to:

     - this offering,

     - the July 1999 offering of our Class A common stock,

     - the redemption of a portion of our Series A preferred stock,

     - the completion of our pending acquisitions and acquisitions completed after June 30, 1999,

     - the borrowings under and repayment of all indebtedness outstanding under our old credit facility, and

     - borrowings under our credit facility,

in each case as if such transactions had occurred on June 30, 1999.

     The information set forth under the heading "Pro Forma Adjustments for the 1999 Subsequent Acquisitions" includes the effect of our acquisitions completed after June 30, 1999.

     The pro forma financial statements are based on our historical consolidated financial statements and the financial statements of those entities acquired, or from which assets were acquired, in conjunction with our completed and pending acquisitions. The unaudited pro forma financial information reflects the use of the purchase method of accounting for all acquisitions. For purposes of the unaudited pro forma financial statements, the purchase prices of the stations acquired and to be acquired in our completed acquisitions and pending acquisitions have been allocated based primarily on information furnished by management of the acquired stations. The final allocation of the relative purchase prices of the stations acquired and to be acquired to our completed acquisitions and pending acquisitions is determined a reasonable time after consummation of such transactions and are based on complete evaluations of the assets acquired and liabilities assumed. Accordingly the information presented herein may differ from the final purchase price allocation; however, in the opinion of our management, the final purchase price allocation will not differ significantly from the information presented herein. In the opinion of our management, all adjustments have been made that are necessary to present fairly the pro forma data.

     The unaudited pro forma information is presented for illustrative purposes only and is not indicative of the operating results or financial position that would have occurred if the transactions referred to above had been consummated on the dates indicated, nor is it indicative of future operating results or financial positions. The failure of the aforementioned transactions to be completed would significantly alter the unaudited pro forma information.

     All pro forma financial information should be read in conjunction with our consolidated financial statements.

                               CUMULUS MEDIA INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                                                                  (D)
                                                                                               PRO FORMA
                                                                                              ADJUSTMENTS
                                                                                                  FOR        (A)+(B)+(C)+
                                                                                                CUMULUS       (D) = (E)
                                                                 (B)                           HISTORICAL    PRO FORMA AS
                                                              PRO FORMA           (C)           AND THE      ADJUSTED FOR
                                                  (A)        ADJUSTMENTS         1999             1999         THE 1999
                                                CUMULUS      FOR CUMULUS       COMPLETED       COMPLETED      COMPLETED
                                               HISTORICAL   HISTORICAL(2)   ACQUISITIONS(3)   ACQUISITIONS   ACQUISITIONS
                                               ----------   -------------   ---------------   ------------   ------------
STATEMENT OF OPERATIONS DATA:
Revenues.....................................   $108,172       $29,250          $32,304         $     --       $169,726
Less: agency commissions.....................     (9,385)       (1,934)          (1,815)              --        (13,134)
                                                --------       -------          -------         --------       --------
Net revenues.................................     98,787        27,316           30,489               --        156,592
Station operating expenses excluding
 depreciation and amortization...............     72,154        20,973           22,019               --        115,146
Depreciation and amortization................     19,584         3,772            4,794            8,015 (4)     36,165
Corporate general and administrative
 expenses....................................      5,607         1,395            1,116               --          8,118
                                                --------       -------          -------         --------       --------
Operating income (loss)......................      1,442         1,176            2,560           (8,015)        (2,837)
Interest expense.............................    (15,551)       (2,950)          (3,482)          (5,400)(5)    (27,383)
Interest income..............................      2,373            --               --           (2,173)(6)        200
Gain (loss) on sale of assets................         --        21,249              (72)         (21,177)(7)         --
Other income (expense).......................         (2)         (182)            (129)              --           (313)
                                                --------       -------          -------         --------       --------
Income (loss) before income taxes............    (11,738)       19,293           (1,123)         (36,765)       (30,333)
Income tax (expense) benefit.................       (126)          (86)             (24)              --           (236)
                                                --------       -------          -------         --------       --------
Net income (loss) before extraordinary
 item........................................    (11,864)       19,207           (1,147)         (36,765)       (30,569)
Preferred stock dividends and accretion of
 discount....................................    (13,591)           --               --           (4,503)(8)    (18,094)
                                                --------       -------          -------         --------       --------
Net income (loss) before extraordinary item
 attributable to common stockholders.........   $(25,455)      $19,207          $(1,147)        $(41,268)      $(48,663)
                                                ========       =======          =======         ========       ========


                                                                   (E)+(F)=(G)
                                                     (F)           PRO FORMA AS                          (I)
                                                  PRO FORMA      ADJUSTED FOR THE                     PRO FORMA
                                                 ADJUSTMENTS      1999 COMPLETED                     ADJUSTMENTS
                                                   FOR THE        ACQUISITIONS,                    FOR THE PENDING
                                                  COMPLETED       THE COMPLETED                     ACQUISITIONS
                                                  OFFERING         OFFERING AND         (H)            AND THE       (G)+(H)+(I)=(J)
                                                 AND THE NEW      THE NEW CREDIT      PENDING          CURRENT          PRO FORMA
                                               CREDIT FACILITY       FACILITY       ACQUISITIONS      OFFERING       AS ADJUSTED(1)
                                               ---------------   ----------------   ------------   ---------------   ---------------
STATEMENT OF OPERATIONS DATA:
Revenues.....................................      $    --           $169,726         $30,149          $    --          $199,875
Less: agency commissions.....................           --            (13,134)         (2,154)              --           (15,288)
                                                   -------           --------         -------          -------          --------
Net revenues.................................           --            156,592          27,995               --           184,587
Station operating expenses excluding
 depreciation and amortization...............           --            115,146          24,383                            139,529
Depreciation and amortization................           --             36,165           2,975            5,694(4)         44,834
Corporate general and administrative
 expenses....................................           --              8,118           1,007               --             9,125
                                                   -------           --------         -------          -------          --------
Operating income (loss)......................           --             (2,837)           (370)          (5,694)           (8,901)
Interest expense.............................       (1,397)(9)        (28,780)         (1,210)           1,210(11)       (28,780)
Interest income..............................           --                200              --                                200
Gain (loss) on sale of assets................           --                 --           1,072           (1,072)(12)           --
Other income (expense).......................           --               (313)            433                                120
                                                   -------           --------         -------          -------          --------
Income (loss) before income taxes............       (1,397)           (31,730)            (75)          (5,556)          (37,361)
Income tax (expense) benefit.................           --               (236)             32               --              (204)
                                                   -------           --------         -------          -------          --------
Net income (loss) before extraordinary
 item........................................       (1,397)           (31,966)            (43)          (5,556)          (37,565)
Preferred stock dividends and accretion of
 discount....................................        6,333(10)        (11,761)             --               --           (11,761)
                                                   -------           --------         -------          -------          --------
Net income (loss) before extraordinary item
 attributable to common stockholders.........      $ 4,936           $(43,727)        $   (43)         $(5,556)         $(49,326)
                                                   =======           ========         =======          =======          ========

   See accompanying notes to the unaudited pro forma statement of operations.

                               Cumlus Media Inc.
               Support for Column(C)-1999 Completed Acquisitions
                      for the year Ended December 31, 1998

                                                              CALENDAR                                               1999 COMPLETED
                                            HMH             BROADCASTING,           PHILLIPS        OTHER COMPLETED    ACQUISITIONS
                                     BROADCASTING, INC.  INC AND SUBSIDIARIES   BROADCASTING, INC.    ACQUISITIONS      COLUMN(C)
                                     -----------------   --------------------  ------------------   ---------------  --------------
STATEMENT OF OPERATIONS DATA:
Revenues                                      $ 9,735              $ 7,570                $3,610            $11,389         $32,304
Less: agency commissions                       (1,222)                   -                  (175)              (418)         (1,815)
                                     ----------------     ----------------     -----------------    ---------------   -------------
Net revenues                                    8,513                7,570                 3,435             10,971          30,489
Station operating expenses excluding
 depreciation and amortization                  5,387                4,888                 2,471              9,273          22,019
Depreciation and amortization                   1,329                1,439                   705              1,321           4,794
Corporate General and
administrative expenses                           311                  547                     -                258           1,116
Non-cash stock compensation expense                 -                    -                     -                  -               0
                                     ----------------     ----------------     -----------------     --------------   -------------
Operating income(loss)                          1,486                  696                   259                119           2,560
                                     ----------------     ----------------     -----------------     --------------   -------------
Interest expense                                 (866)              (1,472)                 (436)              (708)         (3,482)
Interest income                                     -                    -                     -                  -               0
Gain (loss) on sale of asset                        -                  (72)                    -                  -             (72)
Other income (expense)                              -                 (154)                   19                  6            (129)

                                     ----------------     ----------------     -----------------     --------------   -------------
Income (loss) before income taxes                 620               (1,002)                 (158)              (583)         (1,123)
Income tax (expense) benefit                        -                    -                     -                (24)            (24)
                                     ----------------     ----------------     -----------------     --------------   -------------
Net income (loss) before
 extraordinary item                           $   620               (1,002)               $ (158)           $  (607)        $(1,147)
                                     ================     ================     =================     ==============   =============

                               Cumulus Media Inc.
                   Support for Column H - Pending Acquisitions
                      for the year ended December 31, 1998



                                          CAPE FEAR      C.F.       COAST          OTHER        PENDING
                                        BROADCASTING  RADIO, INC.  RADIO, LLC     PENDING     ACQUISITIONS
                                          COMPANY                               ACQUISITIONS   COLUMN(H)
                                        ------------  -----------  ----------   ------------  ------------
STATEMENT OF OPERATIONS DATA:
Revenues                                     $5,847      $2,040     $2,932       $19,330       $30,149
Less: agency commissions                       (573)       (234)      (318)       (1,029)       (2,154)
                                        -----------   ---------   --------   -----------   -----------
                                                  -           -          -             -             -
Net revenues                                  5,274       1,806      2,614        18,301        27,995
                                                  -           -          -             -             -
Station operating expenses                        -           -          -             -             -
excluding depreciation and                        -           -          -             -             -
amortization                                  3,711       1,096      2,173        17,403        24,383
                                                  -           -          -             -             -
Depreciation and amortization                   142         355        129         2,349         2,975
                                                  -           -          -             -             -
Corporate General and                             -           -          -             -             -
administrative expenses                           -           -          -         1,007         1,007
                                                  -           -          -             -             -
Non-cash stock compensation expense               -           -          -             -             -
                                        -----------   ---------   --------   -----------   -----------
                                                  -           -          -             -             -
Operating income (loss)                       1,421         355        312        (2,458)         (370)
                                        -----------   ---------   --------   -----------   -----------
                                                  -           -          -             -             -
Interest expense                                (28)       (350)       (20)         (812)       (1,210)
Interest income                                   -           -          -             -             -
Gain (loss) on sale of asset                      -           -          -         1,072         1,072
Other income (expense)                          180          12          -           241           433
                                        -----------   ---------   --------   -----------   -----------
                                                  -           -          -             -             -
Income (loss) before income                   1,573          17        292        (1,957)          (75)
taxes                                             -           -          -             -             -
Income tax (expense) benefit                      -           -         37            (5)           32
                                        -----------   ---------   --------   -----------   -----------
                                                  -           -          -             -             -
Net income (loss) before
extraordinary loss                            1,573          17        329        (1,962)          (43)
                                        ===========   =========   ========   ===========   ===========

            NOTES TO THE UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)

 (1) The pro forma financial results exclude the effects of estimated cost savings which management believes will result from the integration of our completed and pending acquisitions.

 (2) Reflects historical revenues and expenses of stations acquired by us in 1998 for the period from January 1, 1998 through the date the stations were acquired by us.

 (3) Reflects the historical revenues and expenses of stations acquired by us in 1999 for the period from January 1, 1998 through December 31, 1998.

 (4) Adjustments reflect (i) the change in depreciation and amortization expense resulting from conforming the estimated useful lives of our completed and pending acquisitions' assets to our policies and (ii) the additional depreciation and amortization expense resulting from the allocation of the purchase price to the estimated fair market value of the assets acquired. On a pro forma basis, depreciation expense is $10,560 and amortization expense is $34,274 after giving effect to the completed and pending acquisitions. Depreciation expense has been calculated on a straight line basis using a weighted average life of seven years for property and equipment. Goodwill and other intangible assets' amortization has been calculated on a straight line basis over 25 years. Non-compete agreements are being amortized over the lives of the agreements which range from one to three years.

     We allocate the purchase prices of the acquired stations based on evaluations of the assets acquired and the liabilities assumed. We believe that the excess of cost over the fair value of tangible net assets of an acquired radio station almost exclusively relates to the value of the FCC broadcasting license and goodwill. We believe that the purchase price allocation method described above is consistent with general practice in the radio broadcasting industry.

 (5) Adjustment to reflect increased interest expense resulting from:

     Interest on the $114,450 indebtedness under the old credit facility at 8.5%............................................  $  9,728
     Interest on our senior subordinated notes at 10.375%........    16,600
     Annual amortization of $3,102 in transaction costs
       associated with the old credit facility over eight
       years.....................................................       387
     Annual amortization of $6,689 in debt issue costs associated
       with our senior subordinated notes over ten years.........       668
                                                                   --------
     Total interest expense......................................    27,383
     Less: historical interest recorded by us and the businesses
       acquired in connection with our completed acquisitions....   (21,983)
                                                                   --------
     Net adjustment..............................................  $  5,400
                                                                   ========

 (6) Adjustment to reduce historical interest income to reflect the effects of our completed and pending acquisitions as of January 1, 1998.

 (7) Adjustment to eliminate intercompany gains recognized by Crystal Radio Group, Inc., Midland Broadcasting, Inc. and Savannah Communications, L.P. on the 1998 sales of radio stations to us.

 (8) Adjustment to reflect additional accretion related to Series A preferred stock dividend as if the Series A preferred stock were outstanding for the full period from January 1, 1998 to December 31, 1998.

Accretion of Series A preferred stock dividend (compounded
quarterly at 13.75%)........................................              $ 18,094
Less: historical dividends recorded by us...................               (13,591)
                                                                          --------
Net adjustment..............................................              $  4,503
                                                                          ========

(9) Adjustment to reflect increased interest expense resulting from:

 Sources of funds from Completed Offering and Credit
   Facility:
 Amount financed by the new credit facility ($125,000 to
 Cumulus net of fees of $4,000)..............................             $121,000
   Class A common stock offered ($268,116 to Cumulus net of
      fees of $14,656).......................................              253,460
                                                                          --------
      Total..................................................             $374,460
                                                                          ========
 Uses of funds:
   Repayment of the old credit facility......................             $ 62,500
   Redemption of Series A preferred stock:
      Redemption of original liquidation preference (35% of
        $125,000)............................................  $43,750
      Redemption premium (13.75% of redeemed amount).........    6,016
                                                               -------
      Total payment to Series A preferred stockholders.......               49,766
      Cash on hand...........................................              262,194
                                                                          --------
        Total................................................             $374,460
                                                                          ========
 Interest on the $125,000 indebtedness under the new credit
   facility at 8.50%.........................................             $ 10,625
 Interest on our senior subordinated notes at 10.375%........               16,600
 Annual amortization of $7,102 in deferred transaction costs associated with the old and new credit facilities over
   eight years...............................................                  887
 Annual amortization of $6,689 in debt issue costs associated
   with our senior subordinated notes over ten years.........                  668
                                                                          --------
      Total interest expense.................................               28,780
      Less: interest expense recorded pro forma as adjusted
        for the 1999 completed acquisitions..................              (27,383)
                                                                          --------
      Net adjustment.........................................             $  1,397
                                                                          ========

 (10) Adjustment to reflect the reduction in the dividend on the Series A preferred stock, on a pro forma basis, as if the redemption had occurred as of January 1, 1998:

 Annual dividend on $81,250 Series A preferred stock at
 13.75%......................................................             $ 11,761
 Less: pro forma dividend as adjusted for the 1999 completed
   acquisitions..............................................              (18,094)
                                                                          --------
 Net adjustment..............................................             $  6,333
                                                                          ========

 (11) Adjustment to reflect the elimination of $1,210 of interest expense recorded by sellers related to debt which was not assumed by Cumulus.

 (12) Adjustment recorded to eliminate the net non-recurring gains (losses) on the sale of assets recorded by Anderson Broadcasting Company and Calendar Broadcasting Inc., combined with an adjustment recorded to eliminate the net non-recurring gain recognized by Savannah Valley Broadcasting Radio

      Properties. The non-recurring gain was recognized by Savannah Valley Broadcasting Radio Properties upon the sale of assets not acquired by us.

Sources of funds from the Current Offering:

  Class A common stock offered ($99,000 to Cumulus net of
     fees of $6,200)........................................    $ 92,800
  Escrow funds..............................................       3,736
                                                                --------
     Total..................................................    $ 96,536
                                                                ========
Uses of funds:
  Purchase price of the pending acquisitions................    $144,595
  Decrease in cash on hand..................................     (48,059)
                                                                --------
     Total..................................................    $ 96,536
                                                                ========

     The floating interest rate used to calculate pro forma interest expense on the new credit facility is eight and one half percent (8.50%). The rate on the new credit facility is based on our estimates, considering current market conditions for similar securities. A one-eighth of one percent (0.125%) change in the interest rate on the new credit facility results in a $156 increase or decrease in the pro forma interest expense for the twelve months ended December 31, 1998.

     Upon the consummation of the preferred stock redemption on October 1, 1999, we will record a redemption premium of $6,016 on the redemption of $43,750 Series A preferred stock in the fourth quarter of 1999.

                               CUMULUS MEDIA INC.
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                 (IN THOUSANDS)

                                                                                            (D)
                                                                                         PRO FORMA          (A)+(B)+(C)+
                                                      (B)                               ADJUSTMENTS           (D)=(E)
                                                   PRO FORMA             (C)            FOR CUMULUS         PRO FORMA AS
                                      (A)         ADJUSTMENTS           1999         HISTORICAL AND THE   ADJUSTED FOR THE
                                    CUMULUS       FOR CUMULUS        SUBSEQUENT        1999 COMPLETED      1999 COMPLETED
                                   HISTORICAL   HISTORICAL(1)(2)   ACQUISITIONS(3)      ACQUISITIONS        ACQUISITIONS
                                   ----------   ----------------   ---------------   ------------------   ----------------
STATEMENT OF OPERATIONS DATA:
Revenues.........................   $ 84,241         $ 400             $8,308             $    --             $ 92,949
Less: agency commissions.........     (6,526)          (30)              (765)                 --               (7,321)
                                    --------         -----             ------             -------             --------
Net revenues.....................     77,715           370              7,543                  --               85,628
Station operating expenses
  excluding depreciation and
  amortization...................     59,126           427              5,239                                   64,792
Depreciation and amortization....     16,341           110              1,857                (617)(4)           17,691
Corporate general and
  administrative expenses........      3,410            --                537                  --                3,947
                                    --------         -----             ------             -------             --------
Operating income (loss)..........     (1,162)         (167)               (90)                617                 (802)
Interest expense.................    (12,492)          (71)            (1,313)                478 (5)          (13,398)
Interest income..................        220            --                 --                (170)(6)               50
Gain (loss) on sale of asset.....         --            --                 --                  --                   --
Other income (expense)...........        (2)             2                123                  --                  123
                                    --------         -----             ------             -------             --------
Income (loss) before income
  taxes..........................    (13,436)         (236)            (1,280)                925              (14,027)
Income tax (expense) benefit.....         --            --                 --                  --                   --
                                    --------         -----             ------             -------             --------
Net income (loss) before
  extraordinary item.............    (13,436)         (236)            (1,280)                925              (14,027)
Preferred stock dividends........     (9,297)           --                --                   -- (7)           (9,297)
                                    --------         -----             ------             -------             --------
Net income (loss) before
  extraordinary item attributable
  to common stockholders.........    (22,733)         (236)            (1,280)                925              (23,324)
                                    ========         =====             ======             =======             ========

                                                          (E)+(F)=(G)
                                                         PRO FORMA AS                            (I)
                                         (F)             ADJUSTED FOR                         PRO FORMA
                                      PRO FORMA            THE 1999                          ADJUSTMENTS
                                     ADJUSTMENTS           COMPLETED                           FOR THE
                                       FOR THE           ACQUISITIONS,                         PENDING
                                      COMPLETED          THE COMPLETED                      ACQUISITIONS
                                       OFFERING          OFFERING AND           (H)            AND THE       (G)+(H)+(I)= (J)
                                     AND THE NEW        THE NEW CREDIT        PENDING          CURRENT          PRO FORMA
                                   CREDIT FACILITY         FACILITY         ACQUISITIONS      OFFERING         COMBINED(1)
                                   ---------------      --------------      ------------    ------------     ----------------
STATEMENT OF OPERATIONS DATA:
Revenues.........................       $   --             $ 92,949           $11,235          $                 $104,184
Less: agency commissions.........           --               (7,321)             (792)              --             (8,113)
                                        ------             --------           -------          -------           --------
Net revenues.....................           --               85,628            10,443               --             96,071
Station operating expenses
  excluding depreciation and
  amortization...................           --               64,792             9,208                              74,000
Depreciation and amortization....           --               17,691             1,378            2,957 (4)         22,026
Corporate general and
  administrative expenses........           --                3,947               201               --              4,148
                                        ------             --------           -------          -------           --------
Operating income (loss)..........           --                 (802)             (344)          (2,957)            (4,103)
Interest expense.................          (992)(8)         (14,390)             (533)             533 (10)       (14,390)
Interest income..................           --                   50                                 --                 50
Gain (loss) on sale of asset.....           --                   --                60              (60)(11)            --
Other income (expense)...........           --                  123               117                                 240
                                        ------             --------           -------          -------           --------
Income (loss) before income
  taxes..........................         (992)             (15,019)             (700)          (2,484)           (18,203)
Income tax (expense) benefit.....           --                   --                --               --                 --
                                        ------             --------           -------          -------           --------
Net income (loss) before
  extraordinary item.............         (992)             (15,019)             (700)          (2,484)           (18,203)
Preferred stock dividends........        2,793  (9)          (6,504)               --               --             (6,504)
                                        ------             --------           -------          -------           --------
Net income (loss) before
  extraordinary item attributable
  to common stockholders.........        1,801              (21,523)             (700)          (2,484)           (24,707)
                                        ======             ========           =======          =======           ========

     See accompanying notes to the unaudited pro forma statement of operations.

                                                               CALENDAR                               OTHER      1999 COMPLETED
                                              HMH         BROADCASTING, INC.       PHILLIPS         COMPLETED     ACQUISITIONS
                                      BROADCASTING, INC.   AND SUBSIDIARIES    BROADCASTING, INC.  ACQUISITIONS     COLUMN(C)
                                      ------------------ ------------------    ------------------  ------------  ---------------
STATEMENT OF OPERATIONS DATA:
Revenues                                         $2,383        $4,174                       $ 888           $863        $ 8,308
Less: agency commissions                           (260)         (442)                       (63)             -            (765)
                                       ----------------        ------           ----------------    -----------    ------------
Net revenues                                      2,123         3,732                        825            863           7,543
Station operating expenses
 excluding depreciation and                                         -
 amortization                                     1,314         2,439                        730            756           5,239
Depreciation and amortization                       675           738                        340            104           1,857
Corporate General and                                               -
 administrative expenses                             85           432                          -             20             537
Non-cash stock compensation
 expense                                              -             -                          -              -               -
                                       ----------------        ------           ----------------    -----------    ------------
Operating income (loss)                              49           123                       (245)           (17)            (90)
                                       ----------------        ------           ----------------    -----------    ------------
Interest expense                                   (409)         (700)                      (204)             -          (1,313)
Interest income                                       -             -                          -              -               -
(Gain) loss on sale of asset                          -             -                          -              -               -
Other income (expense)                                -             -                        123              -             123
                                       ----------------        ------           ----------------    -----------    ------------
Income (loss) before income taxes                  (360)         (577)                      (326)           (17)         (1,280)
Income tax (expense) benefit                          -             -                          -              -               -
                                       ----------------        ------           ----------------    -----------    ------------
Net income (loss) before
 extraordinary item                              $ (360)         (577)                     $(326)          $(17)        $(1,280)
                                       ================        ======           ================    ===========    ============

                                         C/F        CAPE FEAR                                     PENDING
                                        RADIO,     BROADCASTING,      COAST     OTHER PENDING   ACQUISITIONS
                                         INC.            INC        RADIO, LLC   ACQUISITIONS    COLUMN (H)
                                      ----------  ---------------   ----------   ------------   ------------
STATEMENT OF OPERATIONS DATA:
Revenues                               $1,179         $2,860         $1,431        $ 5,765         $11,235
Less: agency commissions                 (132)          (263)          (155)          (242)           (792)
                                      -------         ------        -------       --------         -------
Net revenues                            1,047          2,597          1,276          5,523          10,443
Station operating expenses
excluding depreciation and                  -              -              -              -               -
amortization                              764          1,910            948          5,586           9,208
Depreciation and amortization             323             83             65            907           1,378
Corporate General and                       -              -              -              -               -
administrative expenses                     -              -              -            201             201
Non-cash stock compensation
expense                                     -              -              -              -               -
                                       ------         ------        -------       --------         -------
Operating income (loss)                   (40)           604            263         (1,171)           (344)
                                       ------         ------        -------       --------         -------
Interest expense                         (254)           (20)            (9)          (250)           (533)
Interest income                             -              -              -              -               -
Gain (loss) on sale of asset                -              -              -             60              60
Other income (expense)                     35             57              -             25             117
                                       ------         ------        -------       --------         -------
Income (loss) before income taxes        (259)           641            254         (1,336)           (700)
Income tax (expense) benefit                -              -              -              -               -
                                       ------         ------        -------       --------         -------
Net income (loss) before extra
ordinary loss                            (259)           641            254         (1,336)        $  (700)
                                       ======         ======        =======       ========         =======

            NOTES TO THE UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                 (IN THOUSANDS)

(1) The pro forma financial results exclude the effects of estimated cost savings which management believes will result from the integration of our completed and pending acquisitions.

(2) Reflects historical revenues and expenses of stations acquired by us in the first six months of 1999 for the period from January 1, 1999 through the date the stations were acquired by us.

(3) Reflects the historical revenues and expenses of stations acquired by us after June 30, 1999 for the period from January 1, 1999 through June 30, 1999.

(4) Adjustments reflect (i) the change in depreciation and amortization expense resulting from conforming the estimated useful lives of our completed and pending acquisitions' assets to our policies and (ii) the additional depreciation and amortization expense resulting from the allocation of the purchase price to the estimated fair market value of the assets acquired. On a pro forma basis, depreciation expense is $5,211 and amortization expense is $16,815 after giving effect to the completed and pending acquisitions. Depreciation expense has been calculated on a straight-line basis using a weighted average life of seven years for property and equipment. Goodwill and other intangible assets' amortization has been calculated on a straight-line basis over 25 years. Non-compete agreements are being amortized over the lives of the agreements which range from one to three years.

    We allocate the purchase prices of the acquired stations based on evaluations of the assets acquired and the liabilities assumed. We believe that the excess of cost over the fair value of tangible net assets of an acquired radio station almost exclusively relates to the value of the FCC broadcasting license and goodwill. We believe that the purchase price allocation method described above is consistent with general practice in the radio broadcasting industry.

(5) Adjustment to reflect increased interest expense resulting from:

Six months of interest on the $114,450 indebtedness under
  the old credit facility at 8.5%...........................  $  4,570
Six Month of interest on our senior subordinated notes at
10.375%.....................................................     8,300
Six months of amortization of $3,102 in transaction costs
  associated with the old credit facility over eight
  years.....................................................       194
Six months of amortization of $6,689 in debt issue costs
  associated with our senior subordinated notes over ten
  years.....................................................       334
                                                              --------
     Total interest expense.................................    13,398
     Less: historical interest recorded by us and the
      businesses acquired in connection with our completed
      acquisitions..........................................   (13,876)
                                                              --------
     Net adjustment.........................................  $   (478)
                                                              ========

(6) Adjustments to reduce historical interest income to reflect the effects of our completed and pending acquisitions as of January 1, 1999.

(7) Adjustment to reflect additional accretion related to Series A preferred stock dividend as if the Series A preferred stock were outstanding for the full period from January 1, 1998 to June 30, 1999.

Accretion of Series A preferred stock dividend (compounded
  quarterly at 13.75%)......................................  $ 9,297
Less:  historical dividends recorded by us..................   (9,297)
                                                              -------
Net adjustment..............................................  $     0
                                                              =======

(8) Adjustment to reflect increased interest expense resulting from:

    Sources of funds:
      Amount financed by the new credit facility ($125,000 to
        Cumulus net of fees of $4,000)........................           $121,000
      Class A common stock offered ($268,116 to Cumulus net of
        fees of $14,656).......................................           253,460
                                                                         --------
        Total..................................................          $374,460
                                                                         ========
    Uses of funds:
      Repayment of the old credit facility.....................          $107,537
      Redemption of Series A preferred stock:
        Redemption of original liquidation preference (35% of
        $125,000)............................................  $43,750
        Redemption premium (13.75% of redeemed amount).......    6,016
                                                               -------
        Total payment to Series A preferred stockholders.....              49,766
    Cash on hand.............................................            $217,157
                                                                         --------
          Total..............................................            $374,460
                                                                         ========
    Six months interest on the $125,000 indebtedness under
      the new credit facility at 8.50%.......................               5,312
    Six months interest on our senior subordinated notes at
      10.375%................................................               8,300
    Six Months amortization of $7,102 in deferred transaction
      costs associated with the old and new credit facilities
      over eight years.......................................                 444
    Six Months amortization of $6,689 in debt issue costs
      associated with our senior subordinated notes over ten
      years..................................................                 334
                                                                         --------
          Total interest expense.............................              14,390
          Less: interest expense recorded pro forma as adjusted
            for our completed acquisitions....................            (13,398)
                                                                         --------
          Net adjustment......................................           $    992
                                                                         ========

(9) Adjustment to reflect the redemption of Series A preferred stock, on a pro forma basis, as if the redemption had occurred as of January 1, 1998:

    Original Series A preferred stock.......................             $125,000
    Less: redemption of original liquidation preference.....              (43,750)
                                                                         --------
    Pro forma Series A preferred stock balance as of
    January 1, 1998.........................................               81,250
    Annual dividend on Series A preferred stock at 13.75%
      compounded quarterly..................................               11,761
                                                                         --------
    Pro forma Series A preferred stock balance as of
    December 31, 1998.......................................               93,011
    Six Months dividend on $93,011 Series A preferred stock              ========
    at 13.75%...............................................               (6,504)

  Less: pro forma dividend as adjusted for the 1999
     subsequent acquisitions................................               (9,297)
                                                                         --------
  Net adjustment............................................             $  2,793
                                                                         ========

(10) Adjustment to reflect the elimination of $533 of interest expense recorded by sellers related to debt which was not assumed by Cumulus.

(11) Adjustment recorded to eliminate the non-recurring gain on the sale of assets recorded by Centroplex Communications Inc.

     Sources of funds:
       Class A common stock offered ($99,000 to Cumulus net

       of fees of $6,200)...................................  $ 92,800
       Escrow funds.........................................     3,736
                                                              --------
         Total..............................................  $ 96,536
                                                              ========
       Uses of funds:
         Purchase price of the pending acquisitions.........  $144,595
           Decrease in cash on hand.........................   (48,059)
                                                              --------
           Total............................................  $ 96,536
                                                              ========

     The floating interest rate used to calculate pro forma interest expense on the new credit facility is eight and one quarter percent (8.25%). The rate on the new credit facility is based on our estimates, considering current market conditions for similar securities. A one-eighth of one percent (0.125%) change in the interest rate on our new credit facility results in a $39 increase or decrease in the pro forma interest expense for the twelve months ended March 31, 1999.

     Upon the consummation of the Series A Preferred Stock Redemption on October 1, 1999, we will record a redemption premium of $6,016 on the redemption of $43,750 Series A preferred stock in the fourth quarter of 1999.

                               CUMULUS MEDIA INC.

                       UNAUDITED PRO FORMA BALANCE SHEET
                              AS OF JUNE 30, 1999
                                 (IN THOUSANDS)

                                                                                             (A)+(B)+(C)=(D)
                                                         (B)                 (C)              PRO FORMA AS
                                                      PRO FORMA           PRO FORMA         ADJUSTED FOR THE
                                                   ADJUSTMENTS FOR       ADJUSTMENTS      COMPLETED OFFERINGS,
                                        (A)         THE COMPLETED       FOR THE 1999       THE CREDIT FACILITY
                                      CUMULUS     OFFERINGS AND THE      SUBSEQUENT           AND THE 1999
                                     HISTORICAL   CREDIT FACILITY(1)   ACQUISITIONS(2)   SUBSEQUENT ACQUISITIONS
                                     ----------   ------------------   ---------------   -----------------------
ASSETS:
Current assets:
Cash and cash equivalents..........   $  9,086        $ 217,157          $(102,050)             $124,193
Accounts receivable................     41,508               --                 --                41,508
Prepaid expenses and other current
  assets...........................      5,723               --                 --                 5,723
                                      --------        ---------           --------              --------
    Total current assets...........     56,317          217,157           (102,050)              171,424
Property and equipment, net........     49,228               --             10,205                59,433
Intangible assets, net.............    431,113               --             98,325               529,438
Other assets.......................     15,808            4,000                 --                19,808
                                      --------        ---------           --------              --------
    Total assets...................   $552,466        $ 221,157           $  6,480              $780,103
                                      ========        =========           ========              ========
LIABILITIES AND STOCKHOLDERS'
  EQUITY:
Current liabilities:
Accounts payable and other
  liabilities......................   $ 21,152        $      --           $     --              $ 21,152
Current portion of long-term
  debt.............................      1,020               --                 --                 1,020
                                      --------        ---------           --------              --------
    Total current liabilities......     22,172               --                 --                22,172
Long-term debt:
  Old credit facility..............    107,537         (107,537)                --                    --
  New credit facility..............                     125,000                                  125,000
  Senior subordinated notes........    160,000               --                 --               160,000
  Other............................         --               --                 --                    --
Other long-term liabilities:
Deferred tax liability.............     15,074               --              6,480                21,554
Other long-term liabilities........      2,244               --                 --                 2,244
                                      --------        ---------           --------              --------
    Total liabilities..............    307,027           17,463              6,480               330,970
                                      --------        ---------           --------              --------
Preferred stock subject to
  mandatory redemption.............    143,038          (43,750)                --                99,288
                                      --------        ---------           --------              --------
Stockholders' equity:
  Class A common stock.............         87              111                 --                   198
  Class B common stock.............         87               --                 --                    87
  Class C common stock.............         24               --                 --                    24
  Additional paid in capital.......    132,913          268,004                 --               400,917
                                                        (14,655)                                 (14,655)
                                                         (6,016)                                  (6,016)
                                                             --                                       --
Accumulated other comprehensive
  income...........................          5               --                 --                     5
Retained earnings (deficit)........    (30,715)              --                 --               (30,715)
                                      --------        ---------           --------              --------
    Total stockholders' equity.....    102,401          247,444                 --               349,845
                                      --------        ---------           --------              --------
    Total liabilities and
      stockholders' equity.........   $552,466        $ 221,157           $  6,480              $780,103
                                      ========        =========           ========              ========


                                             (E)                 (F)
                                          PRO FORMA           PRO FORMA
                                         ADJUSTMENTS         ADJUSTMENTS     (E)+(F)=(G)
                                           FOR THE         FOR THE PENDING    PRO FORMA
                                     CURRENT OFFERING(3)   ACQUISITIONS(4)    COMBINED
                                     -------------------   ---------------   -----------
ASSETS:
Current assets:
Cash and cash equivalents..........        $92,800            $(140,859)      $ 76,134
Accounts receivable................             --                   --         41,508
Prepaid expenses and other current
  assets...........................             --                   --          5,723
                                           -------            ---------       --------
    Total current assets...........         92,800             (140,859)       123,365
Property and equipment, net........             --               14,460         73,893
Intangible assets, net.............             --              131,022        660,460
Other assets.......................             --               (3,736)        16,072
                                           -------            ---------       --------
    Total assets...................        $92,800            $     887       $873,790
                                           =======            =========       ========
LIABILITIES AND STOCKHOLDERS'
  EQUITY:
Current liabilities:
Accounts payable and other
  liabilities......................        $    --            $      --       $ 21,152
Current portion of long-term
  debt.............................             --                   --          1,020
                                           -------            ---------       --------
    Total current liabilities......             --                   --         22,172
Long-term debt:
  Old credit facility..............             --                   --             --
  New credit facility..............             --                   --        125,000
  Senior subordinated notes........             --                   --        160,000
  Other............................             --                   --             --
Other long-term liabilities:
Deferred tax liability.............             --                  887         22,441
Other long-term liabilities........             --                   --          2,244
                                           -------            ---------       --------
    Total liabilities..............             --                  887        331,857
                                           -------            ---------       --------
Preferred stock subject to
  mandatory redemption.............             --                   --         99,288
                                           -------            ---------       --------
Stockholders' equity:
  Class A common stock.............             40                   --            238
  Class B common stock.............            (10)                  --             77
  Class C common stock.............             --                   --             24
  Additional paid in capital.......         98,970                   --        473,016
                                            (6,200)
Accumulated other comprehensive
  income...........................             --                   --              5
Retained earnings (deficit)........             --                   --        (30,715)
                                           -------            ---------       --------
    Total stockholders' equity.....         92,800                   --        442,645
                                           -------            ---------       --------
    Total liabilities and
      stockholders' equity.........        $92,800            $     887       $873,790
                                           =======            =========       ========

        See accompanying notes to the unaudited pro forma balance sheet.

                               Cumulus Media Inc.
       Support for Column (C) - Total Subsequent Acquisitions as Adjusted
                                 June 30, 1999

                                                                                                                          TOTAL
                                                       CALENDAR                                                        SUBSEQUENT
                                            HMH      BROADCASTING    PHILLIPS      OTHER        TOTAL                 ACQUISITIONS
                                      BROADCASTING,    INC. AND   BROADCASTING,  SUBSEQUENT   SUBSEQUENT   PRO FORMA  AS ADJUSTED
                                           INC.      SUBSIDIARIES     INC.      ACQUISITIONS ACQUISITIONS ADJUSTMENTS  COLUMN (C)
                                        -----------  ------------  -----------  ------------ -----------  ----------  -----------
ASSETS:
Current assets:
Cash and cash equivalents                   $    26      $   497       $  150         $   72     $   745    (102,795)      (102,050)
Accounts receivable                             940        1,399          180             80       2,599      (2,599)             -
Prepaid expenses and other current
  assets                                         16          175            -             71         262        (262)             -
                                        -----------  -----------  -----------   ------------ -----------  ----------  -------------

Total current assets                            982        2,071          330            223       3,606    (105,656)      (102,050)

Property and equipment, net                   1,681        1,918        1,569            378       5,546       4,659         10,205
Intangible assets, net                       11,937       11,291        2,517            796      26,541      71,784         98,325
Other assets                                    209           20            -              -         229        (229)             -
                                        -----------  -----------  -----------   ------------ -----------  ----------  -------------
TOTAL ASSETS                                $14,809      $15,300       4,416          $1,397      35,922    $(29,442)       $ 6,480
                                        ===========  ===========  ===========   ============ ===========  ==========  =============

LIABILITIES AND STOCKHOLDERS' EQUITY
 (DEFICIT)
Current liabilities:
                                                                                           -           -           -              -
Accounts payable and other liabilities          428          509          160            161       1,258      (1,258)             -
Notes payable                                     -            -            -              -           -           -              -
Due to partners/affiliated companies              -            -            -              -           -           -              -
Current portion of long-term debt             1,053          338        1,660              -       3,051      (3,051)             -
                                        -----------  -----------  -----------   ------------ -----------  ----------  -------------
Total current liabilities                     1,481          847        1,820            161       4,309      (4,309)             -
Credit Facility                                   -            -            -              -           -           -              -
Notes                                             -            -            -              -           -           -              -
Deferred Tax Liability                            -            -            -              -           -       6,480          6,480
Other long-term liabilities                   8,837       12,507        3,139             16      24,499     (24,499)             -
Preferred Stock subject to long-term
 redemption                                       -        1,550            -              -       1,550      (1,550)             -
                                        -----------  -----------  -----------   ------------ -----------  ----------  -------------
                                                                                           -           -           -              -
Total liabilities                            10,318       14,904        4,959            177      30,358     (23,878)         6,480
                                                                                           -           -           -              -
STOCKHOLDERS' EQUITY:                             -            -            -              -           -           -              -
Series A Common                               5,089            -           51             20       5,160      (5,160)             -
Series B Common                                   -            -            -              -           -           -              -
Series C Common                                   -            -            -              -           -           -              -
Partner's investment                              -            -            -              -           -           -              -
Additional paid in capital                     (802)       4,894         (649)           870       4,313      (4,313)             -
Accumulated other comprehensive
  income                                          -            -            -              -           -           -              -
Retained earnings (deficit)                     204       (4,498)          55            330      (3,909)      3,909              -
Cost of treasury shares                           -            -            -              -                                      -
                                        -----------  -----------  -----------   ------------ -----------  ----------  -------------
Total stockholders' equity (deficit)          4,491          396         (543)         1,220       5,564      (5,564)             -
                                        -----------  -----------  -----------   ------------ -----------  ----------  -------------
TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY (DEFICIT)                           $14,809      $15,300       $4,416         $1,397     $35,922    $(29,442)       $ 6,480
                                        ===========  ===========  ===========   ============ ===========  ==========  =============

                               Cumulus Media Inc.
        Support for Column (F) - Total Pending Acquisitions as Adjusted
                                 June 30, 1999


                                                      C/F          CAPE FEAR       COAST
                                                  RADIO,INC.     BROADCASTING,   RADIO, LLC
                                                                     INC.

                                                  ----------     -------------  ------------
ASSETS:
Current assets:
Cash and cash equivalents                                 $671          $1,713          $863
Accounts receivable                                        579           1,140           485
Prepaid expenses and other
current assets                                              14             178           146
                                                 -------------  --------------  ------------
Total current assets                                     1,264           3,031         1,494

Property and equipment, net                              1,742             732           532
Intangible assets, net                                   3,960               4           595
Other assets                                                 -           2,783             -
                                                 -------------  --------------  ------------
TOTAL ASSETS                                            $6,966          $6,550        $2,621
                                                 =============  ==============  ============
LIABILITIES AND STOCKHOLDERS' EQUITY
(DEFICIT)
Current liabilities:
Accounts payable and other liabilities                     240             459            22
Current portion of long-term debt                          334              56            53
                                                 -------------  --------------  ------------
Total current liabilities                                  574             515            75
Credit Facility                                              -               -             -
Notes                                                        -               -             -
Deferred Tax Liability                                       -               -             -
Other long-term liabilities                              6,542             314           157
Preferred Stock subject to long-term
redemption                                                   -               -             -
                                                 -------------  --------------  ------------
Total liabilities                                        7,116             829           232
STOCKHOLDERS' EQUITY:                                        -               -             -
Series A Common                                              7              41             -
Series B Common                                              -               -             -
Series C Common                                              -               -             -
Additional paid in capital                                   -               -             -
Accumulated other comprehensive income                       -             376             -
Retained earnings (deficit)                               (157)          5,304         2,389
Cost of treasury shares                                      -               -             -
                                                 -------------  --------------  ------------
Total stockholders' equity (deficit)                      (150)          5,721         2,389
                                                 -------------  --------------  ------------
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)                                        $6,966          $6,550        $2,621
                                                 =============  ==============  ============

                                                    OTHER                 TOTAL         PRO FORMA      TOTAL PENDING
                                                   PENDING               PENDING       ADJUSTMENTS    ACQUISITIONS AS
                                                 ACQUISITIONS          ACQUISITIONS                      ADJUSTED
                                                                                                        COLUMN (F)
                                                 ------------          ------------    -----------    ---------------
ASSETS:
Current assets:
Cash and cash equivalents                            $ 1,049                  $4,296      $(145,155)      $(140,859)
Accounts receivable                                    2,668                   4,872         (4,872)              -
Prepaid expenses and other
current assets                                           192                     530           (530)              -
                                                 -----------          --------------   ------------   -------------
Total current assets                                   3,909                   9,698       (150,557)       (140,859)
Property and equipment, net                            4,424                   7,430          7,030          14,460
Intangible assets, net                                 8,158                  12,717        118,305         131,022
Other assets                                           1,425                   4,208         (7,944)         (3,736)
                                                 -----------          --------------   ------------   -------------
TOTAL ASSETS                                         $17,916                 $34,053       $(33,166)      $     887
                                                 ===========          ==============   ============   =============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and other liabilities                 2,872                   3,593         (3,593)              -
Current portion of long-term debt                      2,417                   2,860         (2,860)              -
                                                 -----------          --------------   ------------   -------------
Total current liabilities                              5,289                   6,453         (6,453)              -
Credit Facility                                            -                       -              -               -
Notes                                                      -                       -              -               -
Deferred Tax Liability                                     -                       -            887             887
Other long-term liabilities                           12,848                  19,861        (19,861)              -
Preferred Stock subject to long-term
redemption                                                 -                       -              -               -
                                                 -----------          --------------   ------------   -------------
Total liabilities                                     18,137                  26,314        (25,427)            887
STOCKHOLDERS' EQUITY:                                      -                       -              -               -
Series A Common                                          734                     782           (782)              -
Series B Common                                            -                       -              -               -
Series C Common                                            -                       -              -               -
Additional paid in capital                             4,450                   4,450         (4,450)              -
Accumulated other comprehensive income                     -                     376           (376)              -
Retained earnings (deficit)                           (5,405)                  2,131         (2,131)              -
Cost of treasury shares                                    -                       -              -               -
                                                 -----------          --------------   ------------   -------------
Total stockholders' equity (deficit)                    (221)                  7,739         (7,739)              -
                                                 -----------          --------------   ------------   -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
(DEFICIT)                                            $17,916                 $34,053       $(33,166)     $      887
                                                 ===========          ==============   ============   =============

                 NOTES TO THE UNAUDITED PRO FORMA BALANCE SHEET
                              AS OF JUNE 30, 1999
                                 (IN THOUSANDS)

     (1) To reflect: (i) the net proceeds of July offering to Cumulus of $268,115, net of $14,655 in issuance costs; (ii) the redemption of 35% of the original liquidation preference of the Series A preferred stock in the amount of $43,750 plus a 13.75% redemption premium on the redeemed preferred stock in the amount of $6,016; (iii) borrowings of $125,000 under the new credit facility; and (iv) a net repayment of $107,537 of our old credit facility. Remaining proceeds of this offering and borrowings under our new credit facility will be used to fund the completion of our pending acquisitions.

Sources of funds:
Amount financed by the new credit facility
  ($125,000 to Cumulus net of fees of $4,000)...              $121,000
Class A common stock offered ($268,115 to
  Cumulus net of fees of $14,655)...............               253,460
                                                              --------
          Total.................................              $374,460
                                                              ========
Uses of funds:
Repayment of the old credit facility............              $107,537
Redemption of Series A preferred stock:
  Redemption of original liquidation preference
     (35% of $125,000)..........................  $  43,750
  Redemption premium (13.75% of redeemed
     amount)....................................      6,016
                                                  ---------
Total payment to Series A preferred
  stockholders..................................                49,766
  Cash on hand..................................              $217,157
                                                              --------
          Total.................................              $374,460
                                                              ========

     (2) To record the allocation of the $102,050 purchase price paid for transactions consummated subsequent to June 30, 1999. The pro forma allocation of the purchase price of the 1999 subsequent acquisitions is as follows:

Property and equipment..........................             $  10,205
Intangible assets, principally broadcast
  licenses......................................                98,325
Deferred Tax Liability..........................                (6,480)
                                                             ---------
                                                             $ 102,050
                                                             =========

     (3) To reflect: (i) the net proceeds of Current offering to Cumulus of $99,000, net of $6,200 in issuance costs

Sources of funds from Completed Offering and the Credit
Facility:
  Class A common stock offered ($99,000 to Cumulus net of
     fees of $6,200)......................................  $ 92,800
  Escrow funds............................................     3,736
                                                            --------
          Total...........................................  $ 96,536
                                                            ========
Uses of funds:
  Purchase price of the pending acquisitions..............  $144,595
  Decrease in cash on hand................................   (48,059)
                                                            ========
          Total...........................................  $ 96,536
                                                            ========

                         INDEX TO FINANCIAL STATEMENTS

HMH BROADCASTING, INC.

Report of Independent Accountants...............................................................  F-1

Balance Sheets as of June 30, 1999 (unaudited) and December 31, 1998............................  F-2

Statements of Operations for the six months ended June 30, 1999 and 1998 (unaudited)
    and for the year ended December 31, 1998....................................................  F-3

Statement of Changes in Shareholders' Equity for the year ended
    December 31, 1998...........................................................................  F-4

Statements of Cash Flows for the six months ended June 30, 1999 and 1998 (unaudited)
    and for the year ended December 31, 1998....................................................  F-5

Notes to Financial Statements...................................................................  F-6

PHILLIPS BROADCASTING COMPANY, INC.

Report of Independent Accountants...............................................................  F-11

Balance Sheets as of June 30, 1999 (unaudited) and December 31, 1998............................  F-12

Statements of Operations and Retained Earnings for the six months ended June 30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998...............................  F-14

Statements of Cash Flows for the six months ended June 30, 1999 and 1998 (unaudited)
    and for the year ended December 31, 1998....................................................  F-15

Notes to Financial Statements...................................................................  F-16

CAPE FEAR BROADCASTING COMPANY

Report of Independent Accountants...............................................................  F-23

Balance Sheets as of June 30, 1999 (unaudited) and December 31, 1998............................  F-24

Statements of Operations for the six months ended June 30, 1999 and 1998 (unaudited)
    and for the year ended December 31, 1998....................................................  F-25

Statement of Changes in Shareholders' Equity for the year ended
   December 31, 1998............................................................................  F-26

Statements of Cash Flows for the six months ended June 30, 1999 and 1998 (unaudited)
   and for the year ended December 31, 1998.....................................................  F-27

Notes to Financial Statements...................................................................  F-29

C.F. RADIO, INC.

Report of Independent Accountants...............................................................  F-33

Consolidated Balance Sheets as of June 30, 1999 (unaudited) and December 31, 1998...............  F-34

Consolidated Statements of Operations for the six months ended June 30, 1999 and
    1998 (unaudited) and for the year ended December 31, 1998...................................  F-35

Consolidated Statement of Changes in Shareholders' Equity for the
    year ended December 31, 1998................................................................  F-36

Consolidated Statements of Cash Flows for the six months ended June 30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998...............................  F-37

Notes to Consolidated Financial Statements......................................................  F-38

CALENDAR BROADCASTING, INC. AND SUBSIDIARIES

Independent Auditors' Report....................................................................  F-44

Consolidated Balance Sheets as of June 30, 1999 (unaudited) and December 31, 1998...............  F-45

Consolidated Statements of Operations for the six months ended June 30, 1999 and 1998
    (unaudited) and for the year ended December 31, 1998........................................  F-46

Consolidated Statement of Stockholders' Equity for the six months ended June 30, 1999
    (unaudited) and for the year ended December 31, 1998........................................  F-47

Consolidated Statements of Cash Flows for the six months ended June 30, 1999 and 1998
    (unaudited) and for the year ended December 31, 1998........................................  F-48

Notes to Consolidated Financial Statements......................................................  F-49

COAST RADIO LLC

Report of Independent Accountants...............................................................  F-59

Balance Sheets as of June 30, 1999 (unaudited) and December 31, 1998............................  F-60

Statements of Operations for the six months ended June 30, 1999 and 1998 (unaudited)
   and for the year ended December 31, 1998.....................................................  F-61

Statement of Changes in Members' Equity for the year ended
   December 31, 1998............................................................................  F-62

Statements of Cash Flows for the six months ended June 30, 1999 and 1988 (unaudited)
   and for the year ended December 31, 1998.....................................................  F-63

Notes to Financial Statements...................................................................  F-64

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
  Cumulus Media Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of HMH Broadcasting, Inc. at December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



                                  /s/ PricewaterhouseCoopers LLP





February 28, 1999, except for Note 8, which is dated September 15, 1999 Chicago, Illinois

HMH BROADCASTING, INC.

BALANCE SHEETS


                                                                                  June 30,          December 31,
   ASSETS                                                                           1999                1998
                                                                               ----------------   ------------------
                                                                                 (Unaudited)

Current assets:
    Cash and cash equivalents                                                  $        25,069    $          10,050
    Accounts receivable, less allowance for doubtful accounts
        of $18,998 as of June 30, 1999 and $0 as of December 31, 1998                  940,560            1,724,924
    Prepaid expenses and other                                                          16,551               57,231
                                                                               ----------------   ------------------

             Total current assets                                                      982,180            1,792,205

Property and equipment, net                                                          1,681,122            1,635,881

Intangible assets, net                                                              11,936,891           12,457,310

Other assets                                                                           209,449               95,844
                                                                               ----------------   ------------------

             Total assets                                                      $    14,809,642    $      15,981,240
                                                                               ================   ==================


                     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Current portion of long-term debt                                          $     1,053,819    $         516,819
    Accounts payable                                                                    13,506               43,932
    Accrued commissions                                                                 67,222              274,348
    Other accrued expenses                                                              70,454              281,137
    Due to related party                                                               275,986              225,296
                                                                               ----------------   ------------------


             Total current liabilities                                               1,480,987            1,341,532
                                                                               ----------------   ------------------


Long-term debt                                                                       8,837,500            9,512,500
                                                                               ----------------   ------------------


             Total liabilities                                                      10,318,487           10,854,032
                                                                               ----------------   ------------------


Commitments and contingencies

Shareholders' equity:
    Common stock, no par value, 1,000 shares authorized,
        923 shares issued                                                            5,088,500            5,088,500
    Retained earnings                                                                  204,322              840,375
    Common stock held in treasury, at cost                                            (801,667)            (801,667)
                                                                               ----------------   ------------------


             Total shareholders' equity                                              4,491,155            5,127,208
                                                                               ----------------   ------------------


             Total liabilities and shareholders' equity                        $    14,809,642    $      15,981,240
                                                                               ================   ==================




    The accompanying notes are an integral part of the financial statements.

HMH BROADCASTING, INC.

STATEMENTS OF OPERATIONS

                                                                         For the Six
                                                                         Months Ended                     For the Year
                                                                           June 30,                          Ended
                                                             --------------------------------------       December 31,
                                                                   1999                1998                  1998
                                                             ------------------  ------------------   ------------------
                                                                          (Unaudited)
Revenues                                                     $       2,383,367   $       4,609,974    $       9,734,692

Less: Agency commissions                                              (259,948)           (619,662)          (1,221,764)
                                                             ------------------  ------------------   ------------------

             Net revenues                                            2,123,419           3,990,312            8,512,928
                                                             ------------------     ---------------   ------------------

Station operating expenses                                             858,493           1,660,287            3,928,404

General and administrative expenses                                    540,400             916,283            1,770,088

Depreciation and amortization                                          674,768             648,807            1,329,011
                                                             ------------------  ------------------   ------------------

Income from operations                                                  49,758             764,935            1,485,425

Interest expense                                                       408,911             429,979              865,707
                                                             ------------------  ------------------   ------------------

             Net income (loss)                               $        (359,153)  $         334,956    $         619,718
                                                             ==================  ==================   ==================


     The accompanying notes are an integral part of the financial statements.

HMH BROADCASTING, INC.

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
For the year ended December 31, 1998


                                                    Common            Retained           Treasury
                                                     Stock            Earnings            Stock            Total

Balance at January 1, 1998                      $     5,088,500    $       690,257                     $    5,778,757

Purchase of 77 shares of Company
      common stock                                                                    $     (801,667)        (801,667)

Net income                                                                 619,718                            619,718

Dividends paid                                                            (469,600)                          (469,600)
                                                ----------------   ----------------   ---------------  ---------------

Balance at December 31, 1998                    $     5,088,500    $       840,375    $     (801,667)  $    5,127,208
                                                ================   ================   ===============  ===============


    The accompanying notes are an integral part of the financial statements.

HMH BROADCASTING, INC.

STATEMENTS OF CASH FLOWS

                                                                            For the Six
                                                                            Months Ended                  For the Year
                                                                              June 30,                       Ended
                                                             ---------------------------------------      December 31,
                                                                   1999                1998                  1998
                                                             ------------------   ------------------   ------------------
                                                                           (Unaudited)

Cash flows from operating activities:
    Net income (loss)                                        $        (359,153)  $         334,956     $         619,718
    Adjustments to reconcile net income to net
        cash provided by operating activities:
      Depreciation and amortization                                    674,768             648,807            1,329,011
      Changes in operating assets and liabilities:
        Accounts receivable                                            784,364             184,974              151,255
        Prepaid expenses and other                                      40,680              60,896               53,657
        Other assets                                                     1,229            -                     (33,739)
        Accounts payable                                               (30,426)             29,398               (7,575)
        Accrued commissions                                           (207,126)             19,913               (7,179)
        Other accrued expenses                                        (210,683)           (491,789)            (360,058)
        Due to related party                                            50,690              58,910              101,971
                                                             ------------------  ------------------   ------------------

               Net cash provided by operating
                 activities                                            744,343             846,065            1,847,061
                                                             ------------------  ------------------   ------------------

Cash flows from investing activities:
    Capital expenditures                                              (199,590)            (80,116)            (354,812)
    Acquisition costs                                                 (114,834)           -                    -
                                                             ------------------  ------------------   ------------------

               Net cash used for investing activities                 (314,424)            (80,116)            (354,812)
                                                             ------------------  ------------------   ------------------

Cash flows from financing activities:
    Proceeds from revolving note payable                               486,000           1,385,000            1,516,000
    Repayment of revolving note payable                               (624,000)           (972,000)          (1,687,000)
    Repayment of note to shareholder                                  -                   -                     (50,000)
    Dividends paid to shareholders                                    (276,900)           (377,300)            (469,600)
    Purchase of treasury stock                                        -                   (801,667)            (801,667)
                                                             ------------------  ------------------   ------------------

               Net cash used for financing activities                 (414,900)           (765,967)          (1,492,267)
                                                             ------------------  ------------------   ------------------

Increase (Decrease) in cash and cash equivalents                        15,019                 (18)                 (18)

Cash and cash equivalents at beginning of year                          10,050              10,068               10,068
                                                             ------------------  ------------------   ------------------

Cash and cash equivalents at end of year                     $          25,069   $          10,050    $          10,050
                                                             ==================  ==================   ==================

Supplemental disclosures of cash flow information:
    Cash paid for interest                                   $         403,717   $         433,780    $         858,527
                                                             ==================  ==================   ==================

Non-cash operating activities:
    Trade revenue                                            $          91,063   $         190,131    $         345,275
                                                             ==================  ==================   ==================

    Trade expense                                            $          84,984   $          89,033    $         334,554
                                                             ==================  ==================   ==================


    The accompanying notes are an integral part of the financial statements.

HMH BROADCASTING, INC.

NOTES TO FINANCIAL STATEMENTS



  1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       DESCRIPTION OF BUSINESS

       HMH Broadcasting, Inc. owns and operates five radio stations: WVLK-AM, WVLK-FM, WLRO-FM, WXZZ-FM and WLTO-FM (the "Stations" or "Company") located in Lexington, Kentucky.

       The significant accounting principles followed by the Company and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       CASH AND CASH EQUIVALENTS

       All items with an original maturity of three months or less are considered to be cash equivalents.

       CONCENTRATIONS OF CREDIT RISK

       Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The Company performs credit evaluations of its customers and generally does not require collateral for its accounts receivable. The Company reserves for potential credit losses based upon the expected collectibility of all accounts receivable. The Company considers accounts receivable at December 31, 1998 to be fully collectible; accordingly no allowance for doubtful accounts is required.

       FAIR VALUE OF FINANCIAL INSTRUMENTS

       The carrying amount of cash, accounts receivable and accounts payable approximates fair value because of the short maturity of these instruments. The carrying value of the Company's debt approximates fair value. Fair value of the debt is based on the quoted market prices for the same or similar issues.

HMH BROADCASTING, INC.
NOTES TO FINANCIAL STATEMENTS, CONTINUED

  1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

       PROPERTY AND EQUIPMENT

       Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

          Office furniture and equipment                               7 years
          Tower, antenna and equipment                              7-20 years
          Leasehold improvement                                        3 years
          Other                                                   5 - 39 years



       Maintenance, repairs, and minor replacement of these items are charged to expense as incurred.

       INTANGIBLE ASSETS

       Intangible assets include FCC licenses and goodwill. Intangible assets are stated at cost and are being amortized using the straight-line method over 15 years. Management regularly monitors and evaluates the realizability of recorded intangibles. Recoverability of assets to be held and used is measured by a comparison of carrying amount of the assets to future cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is the amount by which the carrying amount exceeds the fair value of the assets. The Company believes that the carrying value of recorded intangibles is not impaired.

       INCOME TAXES

       The Company is organized as a Subchapter S-Corporation. Accordingly, all income is personally taxable to the shareholders and no provision for income taxes has been recorded in the accompanying financial statements.

       REVENUE RECOGNITION

       Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

       TRADE AGREEMENTS

       The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Revenues from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. In 1998, trade revenues were less than 5% of total broadcast revenues.

       INTERIM FINANCIAL STATEMENTS

       The financial statements for the six months ended June 30, 1999 and 1998, are unaudited, but in the opinion of management, such financial statements have been presented on the same basis as the audited financial statements for the year ended December 31, 1998, and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations and cash flows for these periods.

HMH BROADCASTING, INC.
NOTES TO FINANCIAL STATEMENTS, CONTINUED

  2.   PROPERTY AND EQUIPMENT

       Property and equipment consists of the following:

        Office furniture and equipment                                         $         733,845
        Tower, antenna and equipment                                                   1,552,361
        Leasehold improvements                                                           170,443
        Other                                                                             40,933
                                                                               ------------------
                                                                                       2,497,582
        Accumulated depreciation                                                         861,701
                                                                               ------------------
        Property and equipment, net                                            $       1,635,881
                                                                               ==================

       Depreciation expense was $288,072 for the year ended December 31, 1998.


  3.   INTANGIBLE ASSETS

       Intangible assets consist of the following:

        FCC licenses and goodwill                                              $      15,297,650
        Accumulated amortization                                                       2,840,340
                                                                               ------------------
        Intangible assets, net                                                 $      12,457,310
                                                                               ==================


       Amortization expense was $1,040,939 for the year ended December 31, 1998.



  4.   EMPLOYEE BENEFIT PLANS

       Effective July 1, 1996, the Company established a qualified deferred compensation plan under section 401(k) of the Internal Revenue Code. Under the plan, employees may elect to defer up to 10% of their salary, subject to the Internal Revenue Service limits. The Company may make a discretionary contribution. The Company accrued contributions of $100,000 in 1998 that were paid to the plan in February, 1999.



  5.   LONG-TERM DEBT

       The Company has a $11,600,000 reducing revolving credit note payable with a local bank. Interest accrues at 8% and is payable quarterly. The maximum principal balance of $11,600,000 reduces quarterly until August 18, 2002. Subsequent to August 18, 2002, the maximum borrowings under the facility are limited to $5,600,000. Borrowings are collateralized by substantially all of the Company's assets.

HMH BROADCASTING, INC.
NOTES TO FINANCIAL STATEMENTS, CONTINUED

  5.   LONG-TERM DEBT, CONTINUED

      The quarterly principal balance reductions are as follows:

            January 1, 1999 - October 1, 1999                         $  250,000
            October 1, 1999 - October 1, 2000                            337,500
            October 1, 2000 - January 1, 2001                            362,500
            January 1, 2001 - April 1, 2001                              362,000
            April 1, 2001 - July 1, 2001                                 363,000
            July 1, 2001 - August 18, 2002                               362,500



       Debt consists of the following at December 31, 1998:

        Reducing revolving credit note payable                   $  10,029,319

        Less current maturities                                        516,819
                                                                 --------------

        Long-term debt                                           $   9,512,500
                                                                 ==============



  6.   RELATED PARTY TRANSACTIONS

      The Company leases its radio station facility and corporate headquarters from HMH Realty, LLC, which is owned by shareholders of the Company. The lease term is five years with six options to renew for five years each. The base rent is $8,750 per month. The rent fluctuates annually based upon the change in the Consumer Price Index. The monthly rate at December 31, 1998 was $9,240.

      At December 31, 1998, the future non-cancelable minimum lease payments under the above lease were as follows:


            1999                                          $         110,880
            2000                                                    110,880
            2001                                                     36,960
                                                          ------------------

                   Total                                  $         258,720
                                                          ==================


      Rent expense under this operating lease totaled $109,880 for the year ended December 31, 1998.

      At December 31, 1998, the Company owes HMH Realty, LLC $225,296 with interest at 4%. The amount is due and payable on demand and is included in due to related party.

HMH BROADCASTING, INC.
NOTES TO FINANCIAL STATEMENTS, CONTINUED

  7.   COMMITMENTS AND CONTINGENCIES

       The Company leases office equipment and studio and tower space under certain non-cancelable operating leases which expire between 1999 and 2004.

       At December 31, 1998, the future minimum rental payments under non-cancelable operating leases, excluding related party leases in Note 7 were as follows:

            1999                                       $         215,904
            2000                                                 168,403
            2001                                                 165,971
            2002                                                 161,014
            2003                                                 119,824
            Thereafter                                             4,565
                                                       ------------------
                                                       $         835,681
                                                       ==================



       Rent expense, excluding related party rent in Note 7, for the year ended December 31, 1998 was $194,968.

       The Company is party to an agreement with three other unrelated parties for the purpose of broadcasting all University of Kentucky football and baseball games over a network of radio stations located in Kentucky. Each party to the agreement shares equally in the profits or losses associated with broadcasting of such games. In 1998, the Company's portion of the profits were immaterial and are included in broadcast revenues.

8.   SUBSEQUENT EVENTS

       In February 1999, the Company entered into an agreement to sell substantially all of its broadcast assets and FCC licenses to Cumulus Broadcasting, Inc. (a wholly owned subsidiary of Cumulus Media Inc.) ("Cumulus") for $44,500,000 cash. In April, 1999 the Company entered into a local marketing agreement with Cumulus Broadcasting, Inc. Under the local marketing agreement the licensee of the Company's stations make available to Cumulus Broadcasting Inc., for a fee, air time on their stations. Cumulus will provide the programming to be broadcast during the air time and will collect the advertising it sells for such programming. The transaction closed on September 15, 1999.

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
Phillips Broadcasting Company, Inc.
Eau Claire, Wisconsin


In our opinion, the accompanying balance sheet and the related statements of income and retained earnings and cash flows present fairly, in all material respects, the financial position of Phillips Broadcasting Company, Inc. at December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



/s/ Wipfli Ullrich Bertelson LLP


February 25, 1999
Eau Claire, Wisconsin

Phillips Broadcasting Company, Inc.
Balance Sheets
June 30, 1999 and 1998 (unaudited) and December 31, 1998

-----------------------------------------------------------------------------------------------------------------------------


                                                                                   UNAUDITED                    AUDITED
                                                                       ---------------------------------  --------------------
                               ASSETS                                      JUNE 30,        JUNE 30,          DECEMBER 31,
                                                                             1999            1998                1998
------------------------------------------------------------------------------------------------------------------------------
Current assets:
 Cash and cash equivalents                                                     $150,450         $40,606               $28,113
 Accounts receivable                                                             96,550         577,152               550,039
 Notes receivable                                                                83,254           3,946                 3,946
 Prepaid expenses                                                                   326             326                   326
------------------------------------------------------------------------------------------------------------------------------

  Total current assets                                                          330,580         622,030               582,424
------------------------------------------------------------------------------------------------------------------------------

Property and equipment:
 Land                                                                            83,478          83,478                83,478
 Buildings and improvements                                                     587,291         583,501               587,291
 Tower and antenna                                                              526,728         504,397               526,382
 Equipment                                                                    1,550,883       1,475,076             1,517,168
 Vehicles                                                                       146,041         146,041               146,041
 Office furniture and equipment                                                 438,263         414,619               432,668
------------------------------------------------------------------------------------------------------------------------------

 Totals                                                                       3,332,684       3,207,112             3,293,028
 Less - Accumulated depreciation                                              1,763,643       1,400,326             1,609,150
------------------------------------------------------------------------------------------------------------------------------

  Net property and equipment                                                  1,569,041       1,806,786             1,683,878
------------------------------------------------------------------------------------------------------------------------------

Other assets:
 Goodwill - Net of accumulated amortization                                   2,213,568       2,389,481             2,301,525
 Loan fees - Net of accumulated amortization                                     59,891          59,909                54,400
 Organization costs - Net of accumulated amortization                                 0          90,926                86,939
 Consulting agreement - Net of accumulated amortization                         243,289         365,711               300,000
------------------------------------------------------------------------------------------------------------------------------

  Total other assets                                                          2,516,748       2,906,027             2,742,864
------------------------------------------------------------------------------------------------------------------------------


TOTAL ASSETS                                                                 $4,416,369      $5,334,843            $5,009,166
==============================================================================================================================

Phillips Broadcasting Company, Inc.
Balance Sheets
June 30, 1999 and 1998 (unaudited) and December 31, 1998

------------------------------------------------------------------------------------------------------------------------------
                                                                                  UNAUDITED                     AUDITED
                                                                       ---------------------------------  --------------------
                                                                           JUNE 30,        JUNE 30,          DECEMBER 31,
           LIABILITIES AND DEFICIENCY IN ASSETS                              1999            1998                1998
------------------------------------------------------------------------------------------------------------------------------
Current liabilities:
  Current maturities of notes payable                                          $545,098        $622,152              $623,528
  Current maturities of capital lease obligations                                15,830          11,000                16,297
  Note payable - Bank                                                         1,100,000               0                     0
  Accounts payable - Trade                                                       53,566          62,428               101,873
  Accounts payable - Stockholder                                                      0               0                 6,330
  Accrued expenses                                                              105,934         246,630               282,495
------------------------------------------------------------------------------------------------------------------------------

    Total current liabilities                                                 1,820,428         942,210             1,030,523
------------------------------------------------------------------------------------------------------------------------------

Long-term liabilities:
  Notes payable                                                               3,105,445       4,702,359             4,340,784
  Capital lease obligations                                                      33,359          33,244                38,364
------------------------------------------------------------------------------------------------------------------------------

    Total long-term liabilities                                               3,138,804       4,735,603             4,379,148
------------------------------------------------------------------------------------------------------------------------------

Deficiency in assets:
  Common stock - No par value:
    Authorized - 600 shares
    Issued - 330 shares                                                          51,000          51,000                51,000
  Retained earnings                                                              54,637         254,530               196,995
------------------------------------------------------------------------------------------------------------------------------

Total                                                                           105,637         305,530               247,995
Less - 66 shares of treasury stock - At cost                                    648,500         648,500               648,500
------------------------------------------------------------------------------------------------------------------------------

Total deficiency in assets                                                     (542,863)       (342,970)             (400,505)
------------------------------------------------------------------------------------------------------------------------------



TOTAL LIABILITIES AND DEFICIENCY IN ASSETS                                   $4,416,369      $5,334,843            $5,009,166
==============================================================================================================================

Phillips Broadcasting Company, Inc.
Statements of Operations and Retained Earnings
Six months ended June 30, 1999 and 1998 (unaudited) and year ended December 31, 1998

-----------------------------------------------------------------------------------------------------
                                                            UNAUDITED                 AUDITED
                                                  -------------------------------- ----------------
                                                     JUNE 30,        JUNE 30,        DECEMBER 31,
                                                       1999            1998              1998
-----------------------------------------------------------------------------------------------------
Revenues:
  AM revenue                                             $138,169        $217,150           $437,371
  FM revenue                                              750,411       1,506,411          3,172,296
-----------------------------------------------------------------------------------------------------

Total revenues                                            888,580       1,723,561          3,609,667
Less - Agency commission                                   62,922          94,962            175,170
-----------------------------------------------------------------------------------------------------

  Net revenues                                            825,658       1,628,599          3,434,497
-----------------------------------------------------------------------------------------------------

Operating expenses:
  Technical expenses                                      103,166         116,628            284,871
  Program expenses                                        264,859         487,251          1,044,554
  Selling expenses                                        193,009         326,390            654,395
  General and administrative expenses                     509,072         598,898          1,191,587
-----------------------------------------------------------------------------------------------------

    Total operating expenses                            1,070,106       1,529,167          3,175,407
-----------------------------------------------------------------------------------------------------

Gross profit (loss) from operations                     (244,448)          99,432            259,090
-----------------------------------------------------------------------------------------------------

Other income (deductions):
  Rental income                                             6,366           7,450             19,100
  Interest income                                              52             361                789
  Interest expense                                      (204,430)       (224,858)          (436,708)
  Other income                                            203,358          16,458             36,571
  Other expense                                                 0               0           (37,571)
  Organization costs write-off                            (86,939)              0                  0
-----------------------------------------------------------------------------------------------------

    Total other income (deductions)                      (81,593)       (200,589)          (417,819)
-----------------------------------------------------------------------------------------------------

Net loss before extraordinary item                      (326,041)       (101,157)          (158,729)

Extraordinary item - Forgiveness of principal
and interest upon extinguishment of debt related
to previous business acquisition                         191,205               0                  0
-----------------------------------------------------------------------------------------------------

Net loss                                                (134,836)       (101,157)          (158,729)
Retained earnings at beginning                            196,995         357,070            357,070
-----------------------------------------------------------------------------------------------------

Totals                                                     62,159         255,913            198,341
Distributions to stockholder                                7,522           1,383              1,346
-----------------------------------------------------------------------------------------------------

Retained earnings at end                                 $ 54,637        $254,530           $196,995
=====================================================================================================

Phillips Broadcasting Company, Inc.
Statements of Cash Flows
Six months ended June 30, 1999 and 1998 (unaudited) and year ended December 31, 1998

-----------------------------------------------------------------------------------------------------------------------------
                                                                                    UNAUDITED                  AUDITED
                                                                          ---------------------------------  ----------------
                                                                              JUNE 30,        JUNE 30,        DECEMBER 31,
                                                                                1999            1998              1998
-----------------------------------------------------------------------------------------------------------------------------
  Cash flows from operating activities:
    Net loss                                                                    ($134,836)      ($101,157)        ($158,729)
-----------------------------------------------------------------------------------------------------------------------------

Adjustments to reconcile net loss to net cash provided
by operating activities:
  Provision for depreciation and amortization                                      413,609         332,963           704,951
  Extraordinary gain on extinguishment of debt                                   (191,205)               0                 0
  Changes in operating assets and liabilities:
    Accounts receivable                                                            453,489        (18,389)             8,724
    Prepaid expenses and other assets                                             (79,308)               0                 0
    Accounts payable                                                              (54,637)        (11,000)            34,774
    Accrued and other liabilities                                                 (83,356)          51,636            87,501
-----------------------------------------------------------------------------------------------------------------------------

      Total adjustments                                                            458,592         355,210           835,950
-----------------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                          323,756         254,053           677,221
-----------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
  Capital expenditures                                                            (39,656)        (77,943)         (163,860)
-----------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
  Increase in short-term debt                                                    1,100,000               0                 0
  Principal payments on long-term liabilities                                  (1,221,241)       (140,362)         (505,493)
  Proceeds from issuance of long-term liabilities                                        0               0            15,350
  Stockholder distributions                                                        (7,522)         (1,383)           (1,346)
  Payment of loan fees                                                            (33,000)         (4,800)           (4,800)
-----------------------------------------------------------------------------------------------------------------------------

Net cash used in financing activities                                            (161,763)       (146,545)         (496,289)
-----------------------------------------------------------------------------------------------------------------------------

Net increase in cash and cash equivalents                                          122,337          29,565            17,072
Cash and cash equivalents at beginning                                              28,113          11,041            11,041
-----------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end                                                  $150,450         $40,606           $28,113
=============================================================================================================================

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest                                                          $190,705        $204,459          $398,086

Phillips Broadcasting Company, Inc.
Notes to Financial Statements
-------------------------------------------------------------------------------
NOTE 1   SUMMARY  OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPAL BUSINESS ACTIVITY

         Phillips Broadcasting Company, Inc. (the "Company") operates six radio stations in western Wisconsin: WMEQ-AM and FM, located in Menomonie; WQRB-FM in Bloomer; WATQ-FM in Chetek; and WBIZ-AM and FM licensed in Eau Claire.

         On February 13, 1999, the sole stockholder of the Company signed a letter of intent for sale of all tangible and intangible assets used in the operation of all stations. The agreement calls for negotiation and execution of a definitive Asset Purchase Agreement to be completed within 45 days of delivery of various documents to the buyer. On April 7, 1999, the Company entered into a Local Marketing Agreement ("LMA") with Cumulus Broadcasting, Inc. Under the LMA, Phillips makes available, for a fee, airtime on its station to Cumulus, which supplies programming to be broadcast during that airtime and collects from advertising aired during such programming. The LMA remained in effect until the Asset Purchase Agreement was finalized on September 15, 1999.

         USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

         The preparation of the accompanying financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

         TRADE AGREEMENTS

         The Company enters into trade agreements which give rise to sales of advertising airtime in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising airtime is broadcast. Products and services received are expensed when used in the broadcast operations.

         CONCENTRATIONS OF CREDIT RISK

         Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company performs ongoing credit evaluations of its customers and believes credit risk is minimal.

         The Company maintains its cash in bank deposit accounts at various local financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. Operating cash requirements frequently require that

Phillips Broadcasting Company, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------


         amounts on deposit exceed the FDIC limits. Management believes these financial institutions have strong credit ratings and the credit risk related to these deposits is minimal.

Phillips Broadcasting Company, Inc.
Notes to Financial Statements
-------------------------------------------------------------------------------
NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         CASH EQUIVALENTS

         The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

         PROPERTY, EQUIPMENT, AND DEPRECIATION

         Property and equipment are valued at cost and include equipment under leases which have been capitalized. Maintenance and repair costs are charged to expense as incurred. Gains or losses on disposition of property and equipment are reflected in income. Depreciation and amortization of property and equipment are provided for financial reporting purposes using straight-line and accelerated methods over the estimated useful lives of the assets or terms of the lease, whichever is required. Depreciation expense for the year totalled $400,715.

                       Buildings and improvements                 31 to 39 years
                       Tower and antenna                          15 to 20 years
                       Equipment                                   5 to 10 years
                       Vehicles                                          5 years
                       Office furniture and equipment               5 to 7 years


         OTHER ASSETS

         Organization costs related to the start up of WATQ-FM in Chetek and the acquisition of WBIZ-AM and FM in Eau Claire are being amortized on the straight-line basis over a 60-month period.

         During the first quarter of 1999, the Company changed its method of accounting for organization costs. The change involved expensing these costs as incurred, rather than capitalizing and subsequently amortizing these costs. The change in accounting principle resulted in a write-off of the costs capitalized as of January 1, 1999 totalling $86,939.

         Loan origination fees are being amortized on the straight-line basis over the terms of the related long-term debt.

         Goodwill acquired in the acquisition of WBIZ-AM and FM in Eau Claire is being amortized on the straight-line basis over 15 years.

         A consulting agreement entered into as part of the acquisition of WBIZ-AM and FM is being amortized over the five-year life of the agreement.

         Total amortization expense for the year totalled $304,236.

Phillips Broadcasting Company, Inc.
Notes to Financial Statements

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         INCOME TAXES

         The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and comparable state regulations. Under these provisions, the Company does not pay federal and state corporate income taxes on its taxable income (nor is it allowed a net operating loss carryback or carryover as a deduction). Instead, the stockholder reports on his personal income tax return his proportionate share of the Company's taxable income (or loss) and tax credits.

         INTERIM FINANCIAL DATA (UNAUDITED)

         The interim financial data as of June 30, 1999 and 1998, and for each of the six months ended June 30, 1999 and 1998, is unaudited. The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Rule 10-01 of Regulation S-X. Accordingly they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments necessary for a fair presentation of results of the interim periods have been made and such adjustments were of a normal and recurring nature. The results of operations and cash flows for the six months ended June 30, 1999, are not necessarily indicative of the results that can be expected for the entire fiscal year ending December 31, 1999.

NOTE 2   LONG-TERM NOTES PAYABLE

         Long-term notes payable consist of the following:

Phillips Broadcasting Company, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

                                                                      AUDITED
                                                                     DECEMBER 31,
                                                                        1998
---------------------------------------------------------------------------------

          Variable rate note payable (8.5% at December 31, 1998)
          with Norwest Bank Minnesota N.A., secured by accounts
          receivable, property and equipment, and general
          intangibles, personal guaranty of the sole
          stockholder, and assignment of various life insurance
          policies with principal payable in monthly
          installments ranging from $41,892 in 1999 to $67,027
          in 2004 plus interest, due December 1, 2004.                 $3,866,950

          6% note payable to Americus Communications #1 Limited
          Partnership with accrued interest and principal
          balance due in a single payment on February 5, 2002,
          subordinate to Norwest Bank Minnesota N.A. note                 750,000
          payable above.

          Installment obligation to Americus Communications #1
          Limited Partnership for consulting services, payable
          in annual installments of $100,000 through February 5,          300,000
          2002.

Phillips Broadcasting Company, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------
NOTE 3   LONG-TERM NOTES PAYABLE (Continued)

                                                                        AUDITED
                                                                      DECEMBER 31,
                                                                         1998
          -------------------------------------------------------------------------
          8.25% note payable, secured by a vehicle, payable in
          monthly installments of $392 including interest, due
          June 5, 2000.                                                  $4,298

          9.25% note payable, secured by a vehicle, payable in
          monthly installments of $1,253 including interest, due
          September 10, 2001.                                            36,401

          8.25% note payable, secured by a vehicle, payable in
          monthly installments of $732 including interest, due
          August 21, 1999.                                                6,663
          --------------------------------------------------------------------------
          Totals                                                      4,964,312
          Less - Current maturities                                     623,528
          --------------------------------------------------------------------------
          Total long-term portion                                    $4,340,784
          ==========================================================================

         The variable rate note payable is supported by a credit agreement which provides for certain restrictive covenants, including minimum amounts of operating cash flow, maintenance of various financial ratios, and limitations on additional borrowing or payment of dividends.

         Required payments of principal on long-term notes payable including current maturities, are summarized as follows:

         1999                                                                                           $623,528
         2000                                                                                            668,635
         2001                                                                                            717,980
         2002                                                                                          1,415,112
         2003                                                                                            734,724
         Thereafter                                                                                      804,333
         --------------------------------------------------------------------------------------------------------
         Totals                                                                                       $4,964,312
         ========================================================================================================

Phillips Broadcasting Company, Inc.
Notes to Financial Statements
------------------------------------------------------------------------------
NOTE 4   LEASES

         The Company leases office equipment and software under agreements expiring in the next four years, which are classified as capital leases.

         Property and equipment includes the following amounts for the leases that have been capitalized:

         Office equipment                                                                               $71,507
         Less - Accumulated amortization                                                                 28,723
         -------------------------------------------------------------------------------------------------------
         Total                                                                                          $42,784
         =======================================================================================================


         Lease amortization is included in depreciation expense.

         Future minimum payments by year and in aggregate, under the capital leases with initial or remaining terms in excess of one year, consist of the following at June 30, 1999:

         1999                                                                                          $20,311
         2000                                                                                           19,193
         2001                                                                                           16,887
         2002                                                                                            6,033
         ------------------------------------------------------------------------------------------------------

         Total minimum lease payments                                                                   62,424
         Amount representing interest                                                                    7,763
         ------------------------------------------------------------------------------------------------------

         Present value of net minimum lease payments                                                    54,661
         Less - Current maturities                                                                      16,297
         ------------------------------------------------------------------------------------------------------

         Long-term obligations under capital leases                                                    $38,364
         ======================================================================================================

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
  Cumulus Media Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Cape Fear Broadcasting Company at December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                  /s/ PricewaterhouseCoopers LLP

October 27, 1999
Chicago, Illinois

CAPE FEAR BROADCASTING COMPANY

BALANCE SHEETS

                                                                                                    June 30,            December 31,
   ASSETS                                                                                             1999                  1998
                                                                                                   ----------           ------------
                                                                                                  (unaudited)
Current assets:
    Cash and cash equivalents                                                                      $1,712,799             $2,002,609
    Accounts receivable, less allowance for doubtful
        accounts of $85,202 at June 30, 1999 and December 31, 1998                                  1,140,254              1,247,924
    Current portion of notes receivable from shareholders                                             152,311                166,170
    Prepaid expenses                                                                                   26,377                  6,646
                                                                                                   ----------             ----------
           Total current assets                                                                     3,031,741              3,423,349
                                                                                                   ----------             ----------
Property and equipment, net                                                                           732,035                731,147
Intangible assets, net of accumulated amortization of $1,666                                            3,334                     --
Notes receivable from shareholders, net of current portion                                            304,887                296,215
Accounts receivable, officers                                                                         604,746                582,005
Due from affiliate                                                                                  1,325,678                989,442
Securities available for sale                                                                         547,834                418,856
                                                                                                   ----------             ----------
                                                                                                    3,518,514              3,017,665
                                                                                                   ----------             ----------
           Total assets                                                                            $6,550,255             $6,441,014
                                                                                                   ==========             ==========

                     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Current portion of long-term debt                                                              $   56,350             $   72,580
    Accounts payable                                                                                   63,353                 99,238
    Accrued payroll and commissions                                                                   282,648                279,877
    Accrued taxes payable                                                                              46,772                115,988
    Other accrued expenses                                                                             66,852                 57,550
                                                                                                   ----------             ----------
           Total current liabilities                                                                  515,975                625,233
                                                                                                   ----------             ----------
Long term debt, net of current portion                                                                313,112                344,740
                                                                                                   ----------             ----------
           Total liabilities                                                                          829,087                969,973
                                                                                                   ----------             ----------
Commitments and contingencies

Shareholders' equity:
    Capital stock $100 par value, 1,000 shares authorized
        with 416 shares issued and outstanding                                                         41,600                 41,600
    Retained earnings                                                                               5,303,807              5,182,658
    Accumulated other comprehensive income                                                            375,761                246,783
                                                                                                   ----------             ----------
           Total shareholders' equity                                                               5,721,168              5,471,041
                                                                                                   ----------             ----------
           Total liabilities and shareholders' equity                                              $6,550,255             $6,441,014
                                                                                                   ==========             ==========

   The accompanying notes are an integral part of these financial statements.

CAPE FEAR BROADCASTING COMPANY

STATEMENTS OF OPERATIONS

                                                                               For the Six Months
                                                                                  Ended June 30,
                                                                        -----------------------------------
                                                                                                                        December 31,
                                                                            1999                   1998                    1998
                                                                        -----------             -----------             -----------
                                                                                    (unaudited)
Revenues                                                                $ 2,860,634             $ 2,661,160             $ 5,847,552
Less:  Agency commissions                                                  (263,405)               (215,536)               (573,887)
                                                                        -----------             -----------             -----------

           Net revenues                                                   2,597,229               2,445,624               5,273,665
                                                                        -----------             -----------             -----------

Station operating expenses                                                1,156,795               1,072,009               2,251,644

General and administrative expenses                                         753,201                 684,467               1,458,619

Depreciation and amortization                                                82,815                  99,822                 141,463
                                                                        -----------             -----------             -----------

Income from operations                                                      604,418                 589,326               1,421,939
                                                                        -----------             -----------             -----------
Interest income                                                              43,020                  27,399                 131,436

Interest expense                                                             20,314                  26,439                  27,869

Other income, net                                                            13,885                   1,155                  48,704
                                                                        -----------             -----------             -----------

Net income                                                              $   641,009             $   591,441             $ 1,574,210
                                                                        ===========             ===========             ===========

   The accompanying notes are an integral part of these financial statements.

CAPE FEAR BROADCASTING COMPANY

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY for the year ended December 31, 1998

                                                                                            Accumulated
                                                                                               Other
                                                        Capital            Retained         Comprehensive
                                                         Stock             Earnings            Income              Total
                                                      -----------        -----------        -------------        -----------
Balance at January 1, 1998                            $    41,600        $ 4,574,048         $   108,108        $ 4,723,756

Net income                                                                 1,574,210                              1,574,210

Unrealized holding gains on securities
 available for sale                                                                              138,675            138,675
                                                                                                                -----------
    Comprehensive income                                                                                          1,712,885


Distributions to shareholders                                               (965,600)                              (965,600)

                                                      -----------        -----------         -----------        -----------

Balance at December 31, 1998                          $    41,600        $ 5,182,658         $   246,783        $ 5,471,041
                                                      ===========        ===========         ===========        ===========


   The accompanying notes are an integral part of these financial statements.

CAPE FEAR BROADCASTING COMPANY

STATEMENTS OF CASH FLOWS

                                                                                    For the Six Months
                                                                                       Ended June 30,
                                                                                -------------------------------
                                                                                                                        December 31,
                                                                                   1999                 1998               1998
                                                                                -----------         -----------         -----------
                                                                                          (unaudited)

Cash flows from operating activities:
    Net income                                                                  $   641,009         $   591,441         $ 1,574,210
    Adjustment to reconcile net income to net cash provided
        by operating activities:
      Depreciation and amortization                                                  82,815              99,822             141,463
      Allowance for doubtful accounts                                                    --                  --              85,202
      Changes in operating assets and liabilities:
        Accounts receivable                                                         107,670              (1,891)           (201,913)
        Prepaid expenses                                                            (19,731)            (28,431)             15,257
        Accounts receivable, officers and affiliates                               (358,977)           (138,294)           (812,605)
        Other assets                                                                     --            (157,951)                 --
        Accounts payable                                                            (35,885)             10,056              46,939
        Accrued payroll and commissions                                               2,771               1,620              83,638
        Other accrued expenses                                                        9,302             (63,200)             37,896
        Accrued taxes payable                                                       (69,216)              2,858             107,869
                                                                                -----------         -----------         -----------
           Net cash provided by operating activities                                359,758             316,030           1,077,956
                                                                                -----------         -----------         -----------
Cash flows from investing activities:
    Purchase of intangible asset                                                     (5,001)                 --                  --
    Purchase of property and equipment                                              (82,036)           (100,988)            (84,290)
    Purchase of investments                                                              --                  --             (10,281)
    Issuances of notes receivable                                                        --             (98,636)                 --
    Payments received on notes receivable                                             5,187                  --             538,847
                                                                                -----------         -----------         -----------
           Net cash (used) provided by investing activities                         (81,850)           (199,624)            444,276
                                                                                -----------         -----------         -----------
Cash flows from financing activities:
    Issuance of long-term debt                                                           --                  --              21,000
    Payments made on long-term debt                                                 (47,858)            (24,271)           (114,880)
    Distributions to shareholders                                                  (519,860)           (317,048)           (965,600)
                                                                                -----------         -----------         -----------
           Net cash used by financing activities                                   (567,718)           (341,319)         (1,059,480)
                                                                                -----------         -----------         -----------
Net (decrease) increase in cash                                                    (289,810)           (224,913)            462,752
Cash at beginning of year                                                         2,002,609           1,539,857           1,539,857
                                                                                -----------         -----------         -----------
Cash at end of year                                                             $ 1,712,799         $ 1,314,944         $ 2,002,609
                                                                                ===========         ===========         ===========
Supplemental disclosures of cash flow information:
    Cash paid for interest                                                      $    20,314         $    26,439         $    27,869
                                                                                ===========         ===========         ===========
Non-cash operating activities:
    Trade revenue                                                               $    53,420         $    62,710         $   233,469
                                                                                ===========         ===========         ===========
    Trade expense                                                               $    45,606         $    61,791         $   229,480
                                                                                ===========         ===========         ===========

   The accompanying notes are an integral part of these financial statements.

\CAPE FEAR BROADCASTING COMPANY

INDEX TO FINANCIAL STATEMENTS

  1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       ORGANIZATION

       The Company was incorporated in 1942 under the laws of the State of North Carolina. The Company is engaged in radio broadcasting, operating stations WFNC-AM, WQSM and WGNI in the Fayetteville and Wilmington, North Carolina markets.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

       CASH AND CASH EQUIVALENTS

       All items with an original maturity of three months or less are considered to be cash equivalents.

       REVENUE RECOGNITION

       Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

       TRADE

       The Company enters into agreements in which advertising time is traded for various products or services. Trade transactions are reported at the value of goods or services received. Revenue or expense and a corresponding asset or liability are reported when advertisements are aired or when goods and services are received.

       PROPERTY AND EQUIPMENT

       Property and equipment are stated at cost. Depreciation is computed using the straight-line basis over their estimated useful lives as follows:

                  Transmitting and studio equipment                             5-15 years
                  Furniture and fixtures                                        5-10 years
                  Vehicles                                                      5 years
                  Building                                                      39 years

       INTANGIBLE ASSETS

       Intangible assets consist of a broadcast license which is amortized on a straight-line basis over 5 years.

       Management regularly monitors and evaluates the realizability of recorded intangibles. Recoverability of assets to be held and used is measured by a comparison of carrying amount of the assets to future cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is the amount by which the carrying amount exceeds the fair value of the assets. The Company believes that the carrying value of recorded intangibles is not impaired.

       CONCENTRATIONS OF CREDIT RISK

       Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The Company performs credit evaluations of its customers and generally does not require collateral for its accounts receivable. The Company reserves for potential credit losses based upon the expected collectibility of all accounts receivable.

       FAIR VALUE OF FINANCIAL INSTRUMENTS

       The carrying amount of cash, accounts receivable and accounts payable approximates fair value because of the short maturity of these instruments. The carrying value of the Company's debt approximates fair value. Fair value of the debt is based on the quoted market prices for the same or similar issues.

CAPE FEAR BROADCASTING COMPANY

  1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

       SECURITIES AVAILABLE FOR SALE

       The Company's securities available for sale consist of marketable equity securities that have a readily determinable fair market value. Management determines the appropriate classification of its investments at the time of purchase. The securities are carried at fair market value.

       Unrealized gains and losses are reported as a separate component of shareholders' equity. Realized gains and losses on all marketable securities are determined by specific identification and are charged or credited to current earnings.

       INCOME TAXES

       The Company has elected to be taxed as an S Corporation, effective June 1, 1987, under the provisions of the Internal Revenue Code. Under those provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the shareholders are liable for individual income taxes on their respective share of the Company's taxable income.

       INTERIM FINANCIAL STATEMENTS

       The financial statements for the six months ended June 30, 1999 and 1998, are unaudited, but in the opinion of management, such financial statements have been presented on the same basis as the audited financial statements for the year ended December 31, 1998, and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations and cash flows for these periods.

  2.   PROPERTY AND EQUIPMENT

       Property and equipment are summarized as follows:

        Transmitting and studio equipment                                                 $    1,914,501
        Furniture and fixtures                                                                   496,055
        Building and improvements                                                                657,350
        Vehicles                                                                                 222,172
        Land                                                                                      71,819
                                                                                          --------------
                                                                                               3,361,897
        Accumulated depreciation                                                               2,630,750
                                                                                          --------------
        Property and equipment, net                                                        $     731,147
                                                                                          ===============

       Depreciation expense was $141,463 for the year ended December 31, 1998.

CAPE FEAR BROADCASTING COMPANY

  3.   NOTES RECEIVABLE FROM SHAREHOLDER

       Notes receivable consist of the following:

        Notes receivable from shareholders, interest
            accrual at 5.63% per annum, secured by stock of the Company                   $     323,815

        Notes receivable from shareholders, interest
            accrual at 5.63% per annum, secured by stock of the Company                         138,570
                                                                                          -------------

                                                                                                462,385
        Less current portion                                                                    166,170
                                                                                          -------------

                                                                                          $     296,215
                                                                                          =============


  4.   SECURITIES AVAILABLE FOR SALE

       The cost and estimated market value of securities available for sale at December 31, 1998 are as follows:

        Fair market value                                             $    418,856
        Cost                                                               172,073
                                                                      ------------

        Unrealized gain                                               $    246,783
                                                                      ============

CAPE FEAR BROADCASTING COMPANY

  5.   LONG TERM DEBT

        Long term debt consists of the following:

          Note payable to First Union National Bank,
               payments of $2,795 per month, including
               interest at prime, collateralized by broadcast tower, due
               February 2000                                                               $   18,809

          Note payable to First Union National Bank,
               payments of $627 per month including
               interest at 9.5%, collateralized by broadcast equipment,due
               February 1999                                                                      942

          Note payable to First Union National Bank,
               payments of $585 per month, including
               interest at 8.5% collateralized by vehicle, due November 2001                   18,085

          Note payable to First Union National Bank,
               payments to $6,500 per month including
               interest at prime, a balloon payment due
               December 2000, collateralized by real estate                                   379,484
                                                                                          -----------
                                                                                              417,320
          Less current portion                                                                 72,580
                                                                                          -----------
                                                                                          $   344,740
                                                                                          ===========

       Maturities of long term debt are as follows:

        1999                                                          $    72,580
        2000                                                              338,620
        2001                                                                6,120
                                                                      -----------
                                                                      $   417,320
                                                                      ===========

  6.   CONCENTRATION OF CREDIT RISK

       The Company maintains its cash balances at five financial institutions located in Fayetteville, NC and Wilmington, NC. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1998, the Company's uninsured cash balances totaled $1,460,320. The Company has not experienced any losses in such cash accounts and believes it is not exposed to any significant credit risk.

CAPE FEAR BROADCASTING COMPANY

  7.     COMMITMENTS AND CONTINGENT LIABILITIES

         The Company is an unconditional guarantor of a C.F. Radio, Inc. bank loan in the amount of $4,511,278 (see Note 8). The Company leases office and tower space from an affiliated company for radio broadcasting operations under an oral lease agreement. Management believes the rent charged approximates market rates.

  8.     RELATED PARTY TRANSACTIONS

         The Company is affiliated with C.F. Radio, Inc., a North Carolina corporation, through common ownership. At December 31, 1998 amounts receivable from C.F. Radio, Inc. were $989,442.

         Accounts receivable for $582,005 as of December 31, 1998 are due the Company from certain officers for life insurance premiums.

         The Company has notes receivable from shareholders totaling $462,385 as of December 31, 1998. These notes bear interest at 5.63%.

  9.     EMPLOYEE BENEFIT PLANS

         Effective July 1, 1997, the Company established a qualified deferred compensation plan under section 401(k) of the Internal Revenue Code. Under the plan, employees may elect to defer up to 10% of their salary, subject to the Internal Revenue Service limits. The Company may make a discretionary contribution. The Company accrued contributions of $10,417 in 1998 that were paid to the plan in January, 1999.

 10.     SUBSEQUENT EVENT

         On September 1, 1999 the Company entered into a local marketing agreement with Cumulus Broadcasting, Inc. Under the local marketing agreement the licensee of the Company's stations make available to Cumulus Broadcasting Inc., for a fee, air time on their stations. Cumulus will provide the programming to be broadcast during the air time and will collect the advertising it sells for such programming.

         On September 23, 1999, the Company and C.F. Radio, Inc., an entity also controlled by the Company's shareholders entered into an agreement to sell substantially all of their broadcast assets and FCC licenses to Cumulus Broadcasting, Inc., Cumulus Wireless Services, Inc., and Cumulus Licensing Corp., (wholly owned subsidiaries of Cumulus Media Inc.) (collectively "Cumulus") for $44,000,000 in cash and an additional payment of $3,000,000 due at closing, payable in cash or stock at the discretion of Cumulus.

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Cumulus Media Inc.


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of C.F. Radio, Inc. at December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                             /s/ PricewaterhouseCoopers LLP



October 27, 1999
Chicago, Illinois

C.F. RADIO, INC.

CONSOLIDATED BALANCE SHEETS

                                                            JUNE 30,     DECEMBER 31,
                  ASSETS                                      1999          1998
                                                           ----------    ------------
                                                           (unaudited)
Current assets:
   Cash and cash equivalents                               $  670,579    $  591,793
   Accounts receivable                                        579,972       513,232
   Prepaid expenses                                            13,503         1,628
                                                           ----------    ----------
         Total current assets                               1,264,054     1,106,653
                                                           ----------    ----------
Property and equipment, net                                 1,741,801     1,825,245
Intangible assets, net                                      3,960,482     4,103,980
Other assets                                                        -        19,706
                                                           ----------    ----------
         Total assets                                      $6,966,337    $7,055,584
                                                           ==========    ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current portion of long term debt                       $  334,386    $  181,481
   Accounts payable                                            28,930        52,396
   Accrued payroll and commissions                            113,480       108,800
   Accrued interest                                            37,241        37,658
   Other accrued expenses                                      59,914        35,347
                                                           ----------    ----------
         Total current liabilities                            573,951       415,682
                                                           ----------    ----------
Long term liabilities:
   Long term debt, net of current portion                   5,218,836     5,400,621
   Due to affiliate                                         1,324,037       989,442
                                                           ----------    ----------
         Total long term liabilities                        6,542,873     6,390,063
                                                           ----------    ----------
         Total liabilities                                  7,116,824     6,805,745
                                                           ----------    ----------

Commitments and contingencies

Shareholders' equity:
   Capital stock no par value, 100,000 shares authorized
       with 7,000 shares issued and outstanding                 7,000         7,000
   Retained earnings (deficit)                               (157,487)      242,839
                                                           ----------    ----------
         Total shareholders' equity                          (150,487)      249,839
                                                           ----------    ----------
         Total liabilities and shareholders' equity        $6,966,337    $7,055,584
                                                           ==========    ==========


   The accompanying notes are an integral part of these financial statements.

C.F. RADIO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

                                             FOR THE SIX MONTHS
                                               ENDED JUNE 30,
                                           ----------------------    DECEMBER 31,
                                              1999         1998         1998
                                           ----------    --------    ------------
                                                (UNAUDITED)
Revenues                                   $1,179,617    $707,639    $2,040,052
Less:  Agency commissions                    (132,382)    (84,585)     (233,518)
                                           ----------    --------    ----------
       Net revenues                         1,047,235     623,054     1,806,534
Station operating expenses                    561,047     241,855       753,284
General and administrative expenses           203,104     113,561       342,817
Depreciation and amortization                 323,498      62,485       354,866
                                           ----------    --------    ----------
Income (loss) from operations                 (40,414)    205,153       355,567
                                           ----------    --------    ----------
Interest expense                              254,142      41,388       350,368
Other income, net                              34,528      22,045        11,952
                                           ----------    --------    ----------
Net income (loss)                          $ (260,028)   $185,810    $   17,151
                                           ==========    ========    ==========


   The accompanying notes are an integral part of these financial statements.

C.F. RADIO, INC.

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY for the year ended December 31, 1998


                                              CAPITAL     RETAINED
                                               STOCK      EARNINGS        TOTAL
                                              ------      --------      --------
Balance at January 1, 1998                    $7,000      $232,688      $239,688
Net income                                                  17,151        17,151
Distributions to shareholders                               (7,000)       (7,000)
                                              ------      --------      --------
Balance at December 31, 1998                  $7,000      $242,839      $249,839
                                              ======      ========      ========


   The accompanying notes are an integral part of these financial statements.

C.F. RADIO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                        FOR THE SIX MONTHS
                                                          ENDED JUNE 30,
                                                     ------------------------    DECEMBER 31,
                                                        1999          1998           1998
                                                     ---------    -----------    -----------
                                                             (UNAUDITED)
Cash flows from operating activities:
   Net income (loss)                                 $(260,028)   $   185,810    $    17,151
   Adjustment to reconcile net income to net
       cash provided by operating activities:
     Depreciation and amortization                     323,498         62,485        354,866
     Change in operating assets and liabilities:
       Accounts receivable                             (66,740)       (21,418)      (231,146)
       Prepaid expenses                                (11,875)         1,538         (1,582)
       Other assets                                     19,706              -        (28,872)
       Accounts payable                                (23,466)        (1,553)        45,804
       Accrued payroll and commissions                 (51,454)        11,606         60,427
       Other accrued expenses and accrued interest      80,284         31,533         67,632
                                                     ---------    -----------    -----------
         Net cash provided by operating activities       9,925        270,001        284,280
Cash flows from investing activities:
   Purchase of property and equipment                  (96,556)      (416,937)      (212,773)
   Acquisition of stations                                           (559,110)    (5,219,213)
   Due to affiliate                                    334,595        259,440        770,239
                                                     ---------    -----------    -----------
         Net cash used by investing activities         238,039       (716,607)    (4,661,747)
                                                     ---------    -----------    -----------
Cash flows from financing activities:
   Proceeds from issuance of long term debt               -           500,000      5,076,538
   Payments made on long term debt                     (28,880)       (82,729)      (612,440)
   Distributions to shareholders                      (140,298)                       (7,000)
                                                     ---------    -----------    -----------
         Net cash used by financing activities        (169,178)       417,271      4,457,098
                                                     ---------    -----------    -----------
Net increase (decrease) in cash                         78,786        (29,335)        79,631
Cash at beginning of year                              591,793        512,162        512,162
                                                     ---------    -----------    -----------
Cash at end of year                                  $ 670,579    $   482,827    $   591,793
                                                     =========    ===========    ===========
Supplemental disclosures of cash flow information:
   Cash paid for interest                            $ 254,559    $    41,388    $   312,710
                                                     =========    ===========    ===========
Noncash operating activities:
   Trade revenue                                     $  16,171    $     -        $    32,350
                                                     =========    ===========    ===========
   Trade expense                                     $  13,612    $     -        $     9,723
                                                     =========    ===========    ===========


   The accompanying notes are an integral part of these financial statements.

C.F. RADIO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      ORGANIZATION

      C.F. Radio, Inc. was incorporated in April, 1992 under the laws of the State of North Carolina and began operations in July, 1992. C.F. Radio, Inc. owns 100% of Cape Fear Tower Systems, L.L.C. C.F. Radio, Inc. and Cape Fear Tower Systems, L.L.C. (collectively, "the Company") is engaged in radio broadcasting, operating stations WFNC-FM, WRCQ, and WMNX in the Fayetteville and Wilmington, North Carolina markets.

      The consolidated financial statements of the Company include the accounts of C.F. Radio, Inc. and Cape Fear Tower Systems, LLC. Significant intercompany balances have been eliminated in consolidation.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

      CASH AND CASH EQUIVALENTS

      All items with an original maturity of three months or less are considered to be cash equivalents.

      TRADE

      The Company enters into agreements in which advertising time is traded for various products or services. Trade transactions are reported at the fair value of the goods or services received. Revenue or expense and a corresponding asset or liability are reported when advertisements are aired or when goods and services are received.

      ACCOUNTS RECEIVABLE

      The Company considers accounts receivable at December 31, 1998 to be fully collectible; accordingly, no allowance for doubtful accounts is required. Amounts that become uncollectible are charged to operations when that determination is made.

      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation is computed using the straight-line basis over their estimated useful lives as follows:

               Transmitting and studio equipment                5-15 years
               Furniture and fixtures                           5-10 years
               Vehicles                                         5 years
               Building                                         39 years

      INTANGIBLE ASSETS

      Intangible assets, primarily FCC licenses and goodwill, are capitalized and amortized on a straight-line basis and amortized over 15 years.

      Management regularly monitors and evaluates the realizability of recorded intangibles. Recoverability of assets to be held and used is measured by a comparison of carrying amount of the assets to future cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is the amount by which the carrying amount exceeds the fair value of the assets. The Company believes that the carrying value of recorded intangibles is not impaired.

C.F. RADIO, INC

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

      REVENUE RECOGNITION

      Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The carrying amount of cash, accounts receivable and accounts payable approximates fair value because of the short maturity of these instruments. The carrying value of the Company's debt approximates fair value. The fair value of debt is based on the quoted market prices for the same or similar issues.

      INCOME TAXES

      The Company has elected to be taxed as an S Corporation since inception, under the provisions of the Internal Revenue Code. Under those provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the shareholders are liable for individual income taxes on their respective share of the Company's taxable income.

      INTERIM FINANCIAL STATEMENTS

      The financial statements for the six months ended June 30, 1999 and 1998, are unaudited, but in the opinion of management, such financial statements have been presented on the same basis as the audited financial statements for the year ended December 31, 1998, and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations and cash flows for these periods.

2.    INTANGIBLE ASSETS

      Intangible assets consist of the following:

              FCC licenses and goodwill              $4,267,937
              Accumulated amortization                 (163,957)
                                                     -----------
              Intangible assets, net                 $4,103,980
                                                     ===========

      Amortization expense was $133,057 for the year ended December 31, 1998.


3.    ACQUISITIONS OF STATIONS

      On March 2, 1998, C.F. Radio, Inc. acquired the assets of WFNC-FM in Lumberton, NC for an aggregate purchase price of $700,000 plus acquisition costs of $9,328. The acquisition was accounted for as a purchase and was included with combined operations from that date through December 31, 1998. The purchase was financed with a $500,000 loan from the former owner of the station and a $200,000 cash payment.

      The total purchase price of $709,328 was allocated as follows:

              Property and equipment                 $350,218
              Intangible assets                       359,110
                                                     --------
                     Total                           $709,328
                                                     ========

      The allocation of the purchase price was based upon management's estimate of the fair market value of the acquired assets.

C.F. RADIO, INC.

3.    ACQUISITIONS OF STATIONS, CONTINUED

      On July 28, 1998, C.F. Radio, Inc. acquired the assets of WRCQ in Fayetteville, NC for an aggregate purchase price of $4,313,688 and acquisition costs of $196,197. The acquisition was accounted for as a purchase and was included with combined operations from that date through December 31, 1998. The purchase was financed with a $4,025,000 bank loan and $288,688 cash payment.

      The total purchase price of $4,509,885 was allocated as follows:

                      Property and equipment   $  695,871
                      Prepaid expenses              4,522
                      Program deposits              9,166
                      Intangible assets         3,800,326
                                               ----------
                                               $4,509,885
                                               ==========

4.    PROPERTY AND EQUIPMENT

      Property and equipment are summarized as follows:

                                                        1998
                                                     ----------
                 Transmitting and studio equipment   $1,827,871
                 Furniture and fixtures                 113,165
                 Building and improvements              309,618
                 Vehicles                                54,397
                 Land                                    85,000
                                                     ----------
                                                      2,390,051
                 Accumulated depreciation               564,806
                                                     ----------
                 Property and equipment, net         $1,825,245
                                                     ==========

      Depreciation expense was $221,809 for the year ended December 31, 1998.

C.F. RADIO, INC.

5.    LONG-TERM DEBT

      Long-term debt consists of the following:

                                                                        1998
                                                                    -----------
      Note payable to First Union Bank, monthly interest only
         payments through September 1999 at a variable interest
         rate of the LIBOR Market Index plus an Applicable
         Margin of 2.85% (see Note 6), monthly principal payments
         to commence October 1999, balloon payment of $3,042,668
         due July 2003, collateralized by substantially all assets
         of the Company plus Company stock                          $4,511,278

      Note payable to shareholders, payable in monthly installments,
         with interest at 5.63% per annum due December 1999.           315,861

      Mortgage payable to DRW Agency, Inc. monthly payments
         of $3,773 including interest at 9%, collateralized by
         purchase money deed of trust on real estate and guaranty
         agreements of shareholders, due February 2005.                213,667

      Note payable to First Union Bank, monthly payments of
         $808, including interest at 7.8%, collateralized by
         equipment, due December 2003.                                  39,893

      Note payable to BB&T, monthly payments, of $516
         including interest at 8%, collateralized by vehicle, due       25,367
         December 2003.

      Note payable, Arthur DeBerry and Associates, Inc.,
         monthly payments of $6,334 including interest at 9%,          476,036
         due March 2008.                                            ----------
                                                                     5,582,102
      Less current portion                                             181,481
                                                                    ----------
                                                                    $5,400,621
                                                                    ==========

C.F. RADIO, INC.

5.    LONG-TERM DEBT, CONTINUED

      Maturities of long term debt are as follows:

              1999                                   $  181,481
              2000                                      449,073
              2001                                      488,226
              2002                                      534,807
              2003                                    3,433,089
              Thereafter                                495,426
                                                     ----------
                                                     $5,582,102
                                                     ==========

      The First Union note in the amount of $4,511,728 contains restrictive covenants regarding fixed charge coverage, interest coverage, debt to earnings before interest and taxes, and capital expenditures. For the year ended December 31, 1998, the Company was in violation of capital expenditure covenant. The Company has received a waiver for this violation.



6.    INTEREST RATE SWAP AGREEMENT

      On August 3, 1998, in conjunction with the $4,511,278 loan payable to First Union, the Company entered into an interest rate swap agreement on the full amount of the debt, which effectively converts the loan to a fixed interest rate of 8.99%. The agreement terminates on July 31, 2003. Each month, the Company makes payments to (receives payments from) First Union equal to the amount by which the loan's monthly interest at 8.99% exceeds (is less than) the monthly interest at the loan's floating rate. If the Company should repay the loan prior to its scheduled maturity, or otherwise break the swap agreement, an amount would be due by the Company to First Union, or by First Union to the Company, based approximately upon the present value of the future monthly payments under the swap agreement given the interest rates in effect at the time the swap agreement is canceled. As of December 31, 1998, the Company has no plans to cancel the swap agreement; accordingly, no liability for any amounts which would be due to First Union if the agreement were canceled has been recorded.

7.    CONCENTRATION OF CREDIT RISK

      The Company maintains its cash balances at financial institutions located in Fayetteville and Wilmington, NC. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1998 the Company's uninsured cash balances totaled $313,895. The Company has not experienced any losses in such cash accounts and believes it is not exposed to any significant credit risk.

C.F. RADIO, INC.

8.    RELATED PARTY TRANSACTIONS

      The Company is affiliated with Cape Fear Broadcasting Co., Inc., a North Carolina corporation, through common ownership. At December 31, 1998 amounts payable to Cape Fear Broadcasting Co., Inc. were $989,442.

      The Company borrowed funds from its shareholders in conjunction with the initial purchase of the assets of the Company in 1992. At December 31, 1998 the amount owed to shareholders on these loans was $315,861.

      The Company rents office and tower space to an affiliated company for radio broadcasting operations under an oral lease agreement. Related party rental income of approximately $35,000 is included within other income.

9.    EMPLOYEE BENEFIT PLANS

      Effective July 1, 1997, the Company established a qualified deferred compensation plan under section 401(k) of the Internal Revenue Code. Under the plan, employees may elect to defer up to 10% of their salary, subject to the Internal Revenue Service limits. The Company may make a discretionary contribution. The Company accrued contributions of $573 in 1998 that were paid to the plan in January, 1999.

10.   SUBSEQUENT EVENT

      On September 1, 1999, the Company entered into a local marketing agreement with Cumulus Broadcasting, Inc. Under the local marketing agreement the licensees of the Company's stations make available to Cumulus Broadcasting, Inc., for a fee, air time on their stations. Cumulus will provide the programming to be broadcast during the air time and will collect the advertising it sells for such programming.

      On September 23, 1999, the Company and Cape Fear Broadcasting Company, an entity also controlled by the Company's shareholders, entered into an agreement to sell substantially all of their broadcast assets and FCC licenses to Cumulus Broadcasting, Inc., Cumulus Wireless Services, Inc., and Cumulus Licensing Corp., (wholly owned subsidiaries of Cumulus Media Inc.) (collectively "Cumulus") for $44,000,000 in cash and an additional payment of $3,000,000 due at closing, payable in cash or stock at the discretion of Cumulus.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholder
Calendar Broadcasting, Inc.:


We have audited the accompanying consolidated balance sheet of Calendar Broadcasting, Inc. and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, stockholder's equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Calendar Broadcasting, Inc. and subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                    /s/ KPMG LLP


April 2, 1999, except as to
    note 13, which is as of
    November 1, 1999

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                           Consolidated Balance Sheets

                                                                      JUNE 30,      DECEMBER 31,
                       Assets (note 5)                                 1999            1998
                                                                   ------------     ------------
                                                                    (Unaudited)
Current assets:
    Cash                                                                 496,551         413,555
    Accounts receivable, less allowance for doubtful accounts
       of $99,921 and $94,669 at June 30, 1999 and
       December 31, 1998, respectively                                 1,399,371       1,523,510
    Prepaid expenses                                                     102,604          49,689
    Note receivable from affiliate (note 9)                                 --           130,500
    Other current assets                                                  72,129          42,110
                                                                    ------------    ------------
                     Total current assets                              2,070,655       2,159,364

Property and equipment, net of accumulated depreciation  of
    $3,666,740 and $3,455,077 at June 30, 1999 and
    December 31, 1998, respectively (notes 3 and 4)                    1,918,003       2,058,505
Intangible assets, net of accumulated amortization of $6,642,294 and $6,114,510, at June 30, 1999 and December 31, 1998,
    respectively (notes 3 and 5)                                      11,290,758      11,818,542
Other assets                                                              20,605          19,605
                                                                    ------------    ------------
                                                                      15,300,021      16,056,016
                                                                    ============    ============

              LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
    Accounts payable                                                     183,984          69,871
    Accrued compensation                                                 149,805          38,518
    Accrued management fees (note 9)                                        --           175,000
    Other accrued expenses                                                66,448         147,949
    Accrued interest                                                     109,393         124,261
    Deferred revenue                                                        --            20,531
    Current portion of long-term debt (note 6)                           337,500         450,000
                                                                    ------------    ------------
                     Total current liabilities                           847,130       1,026,130

Long-term debt (note 6)                                               12,507,000      12,507,000
Mandatory redeemable convertible preferred stock, stated
    and redemption value $1,000 per share.  Authorized,
    issued and outstanding 1,550 shares (note 11)                      1,550,000       1,550,000

Stockholder's equity (notes 6 and 11):
    Common stock, par value $.01.  Authorized 30,000 shares;
       issued and outstanding 6,783 shares                                    67              67
    Additional paid-in capital                                         4,893,934       4,893,934
    Accumulated deficit                                               (4,498,110)     (3,921,115)
                                                                    ------------    ------------
                   Total stockholders' equity                            395,891         972,886
                                                                    ------------    ------------
Commitments (notes 10 and 12)
                                                                      15,300,021      16,056,016
                                                                    ============    ============

See accompanying notes to consolidated financial statements.

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                      Consolidated Statements of Operations


                                                           SIX-MONTH PERIOD           YEAR ENDED
                                                             ENDED JUNE 30            DECEMBER 31
                                                       --------------------------     -----------
                                                          1999            1998            1998
                                                       -----------    -----------     -----------
                                                               (Unaudited)
Revenues                                                 3,732,838      3,414,748       7,569,065
                                                       -----------    -----------     -----------
Expenses:
    Selling, technical and program                       1,769,660      1,585,727       3,462,500
    General and administrative (notes 9 and 10)          1,101,629      1,034,738       2,171,762
    Depreciation and amortization                          739,447        722,642       1,438,905
                                                       -----------    -----------     -----------
                   Total expenses                        3,610,736      3,343,107       7,073,167
                                                       -----------    -----------     -----------
                   Operating income                        122,102         71,641         495,898

Other income (expense):
    Interest income                                            753            175          26,952
    Interest expense (note 6)                             (699,850)      (657,848)     (1,499,000)
    Loss on sale of radio station KVJY (AM) (note 3)          --             --           (72,027)
                                                       -----------    -----------     -----------
                   Loss before minority interest
                     in losses of subsidiaries
                     and extraordinary item               (576,995)      (586,032)     (1,048,177)

Minority interest in losses of subsidiaries  (note 1)                      57,484          46,000
                                                       -----------    -----------     -----------
                   Loss before extraordinary item          (576,995)     (528,548)     (1,002,177)

Extraordinary item - loss on extinguishment of debt
    (note 6)                                                  --             --          (236,725)
                                                       -----------    -----------     -----------
                   Net loss                                (576,995)     (528,548)     (1,238,902)
                                                       ===========    ===========     ===========


See accompanying notes to consolidated financial statements.

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                 Consolidated Statements of Stockholder's Equity


                                         COMMON         ADDITIONAL
                                       STOCK, $.01        PAID-IN          ACCUMULATED
                                        PAR VALUE         CAPITAL            DEFICIT             TOTAL
                                       ----------        ----------         ----------         ----------
Balance at December 31, 1997                   67         5,993,934         (2,682,213)         3,311,788
Repurchase of warrants (note 6)              --          (1,100,000)              --           (1,100,000)
Net loss                                     --                --           (1,238,902)        (1,238,902)
                                       ----------        ----------         ----------         ----------
Balance at December 31, 1998                   67         4,893,934         (3,921,115)           972,886
Net loss (unaudited)                         --                --             (576,995)          (576,995)
                                       ----------        ----------         ----------         ----------
Balance at June 30, 1999 (unaudited)   $       67         4,893,934         (4,498,110)           395,891
                                       ==========        ==========         ==========         ==========


See accompanying notes to consolidated financial statements.

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows


                                                                          SIX-MONTH PERIOD
                                                                            ENDED JUNE 30         DECEMBER 31
                                                                    ----------------------------  -----------
                                                                        1999            1998          1998
                                                                    ---------        ---------      ---------
                                                                          (UNAUDITED)
Cash flows from operating activities:

    Net loss
    Adjustments to reconcile net loss to net cash                      (576,995)      (528,548)  (1,238,902)
       (used in) provided by operating activities:
          Extraordinary item - loss on extinguishment of debt                --                     236,725
          Depreciation and amortization                                 739,447        722,642    1,438,905
          Minority interest                                                  --        (57,484)     (46,000)
          Amortization of deferred financing costs                           --             --       41,491
          Amortization of debt discount                                      --         17,000       31,575
          Loss on sale of radio station KVJY (AM)                            --             --       72,027
          Change in allowance for doubtful accounts                       5,252        (45,681)       3,540
          Changes in assets and liabilities:
            (Increase) decrease in accounts receivable                  118,887       (221,739)    (313,664)
            Increase in prepaid expenses                                (52,915)       (29,366)     (20,816)
            (Increase) decrease in other current assets                 (30,019)        26,869       38,393
            Increase in accrued interest on note receivable
               from minority stockholder                                     --             --      (26,484)
            Increase in other assets, net                                (1,000)            --       (1,000)
             Increase (decrease) in accounts payable, accrued
               expenses and deferred revenue                            (51,632)       245,321     (238,445)
            Increase (decrease) in accrued and deferred
               interest                                                 (14,868)       136,099      (30,055)
                                                                       --------       --------     --------
                   Net cash (used in) provided by operating
                       activities                                       136,157        265,113      (52,710)
                                                                       --------       --------     --------
Cash flows from investing activities:
    Purchases of property and equipment                                 (71,161)      (216,140)    (326,090)
    Proceeds from sale of radio station KVJY (AM), net
       of selling costs of $71,422                                           --             --      628,578
    (Increase) decrease in note receivable from affiliate               130,500             --     (130,500)
                                                                       --------        -------     --------
                   Net cash (used in) provided by
                     investing activities                                59,339       (216,140)     171,988
                                                                       --------        --------    --------
Cash flows from financing activities:
    Repurchase of warrants                                                   --             --   (1,100,000)
    Repayments of subordinated debt                                          --             --   (4,000,000)
    Proceeds from term note payable                                          --                   5,857,000
    Repayment of term note                                             (112,500)            --     (500,000)
    Payments under covenant not-to-compete                                   --                     (60,000)
    Repayments of note receivable from
       minority stockholder                                                  --             --       15,000
    Deferred financing costs                                                 --             --     (135,000)
                                                                       --------      ---------    ---------
                   Net cash provided by (used in)
                     financing activities                              (112,500)            --       77,000
                   Net increase in cash                                --------       --------     --------
Cash at beginning of period                                              82,996         48,973      196,278
                                                                        413,555        217,277      217,277
Cash at end of period                                                  --------     ----------     --------
                                                                        496,551        266,250      413,555
                                                                       ========     ==========     ========




                                                                                            DECEMBER 31
                                                                                           -------------
                                                                                                1998
                                                                                           -------------
Supplemental disclosure of cash flow information - cash
    paid for interest                                                                          1,456,844
                                                                                            ============

See accompanying notes to consolidated financial statements.

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                               December 31, 1998

 (1)   NATURE OF BUSINESS AND ORGANIZATION

       Calendar Broadcasting, Inc. (the Company) was incorporated in the state of Delaware in 1989 and is owned by M&F Calendar Holdings, L.P. (M&F Calendar). M&F Calendar is a special purpose investment partnership formed by the equity investment firm of M&F Associates, L.P. (formerly Murphy & Fauver, L.P.). The Company was established for the purposes of purchasing, owning, operating and managing radio stations.

       In 1990, the Company established May Holding Corporation (May Holding), a 90% subsidiary, which in turn established May Communications, Inc. (May Communications), a wholly-owned subsidiary. May Communications owns and operates radio station KBFM (FM) in Edinburg, Texas, which was acquired in 1991 for a purchase price of approximately $2,500,000.

       In 1993, the Company established July Broadcasting, Inc. (July Broadcasting). July Broadcasting owns and operates radio station KTEX
       (FM) in Brownsville, Texas, and KVJY (AM) in Pharr, Texas, purchased for $5,100,000 in 1995. On December 16, 1994, the Company established July Holding Corporation (July Holding), an 88% subsidiary, for the purposes of purchasing, owning, operating and managing radio stations. KVJY (AM) was sold during 1998 (see note 3).

       On February 7, 1997, April Holding Corporation (April Holding), a 90% subsidiary of the Company, acquired April Broadcasting, Inc. (April Broadcasting), for cash, exchange of stock and conversion of a Class A note receivable due from April Broadcasting into common stock of April Holding. April Broadcasting owns WBLX (FM) and WDLT (AM) in Mobile, Alabama, purchased in 1990 for $5,250,000 and WDLT (FM) in Mobile, Alabama, purchased in 1997 for approximately $3,400,000.

       The Company, April Holding, April Broadcasting, May Holding, May Communications, July Holding and July Broadcasting have some common officers and directors.


 (2)   SIGNIFICANT ACCOUNTING POLICIES

       PRINCIPLES OF CONSOLIDATION

       The accompanying consolidated financial statements include the accounts of the Company, April Holding, April Broadcasting, May Holding, May Communications, July Holding and July Broadcasting. All material intercompany items and transactions have been eliminated.

       PROPERTY AND EQUIPMENT

       Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets, which range from 5 to 31-1/2 years. Maintenance and repairs are charged to operations as incurred.




                                                                     (Continued)

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                               December 31, 1998


       INTANGIBLE ASSETS

       Intangible assets consist primarily of broadcasting assets amortized on a straight-line basis over periods from 5 to 25 years.

       Management regularly monitors and evaluates the realizability of recorded intangibles. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is the amount by which the carrying amount exceeds the fair value of the assets. The Company believes that the carrying value of recorded intangibles is not impaired.

       INCOME TAXES

       Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income taxes are measured using the enacted tax rates and laws that are anticipated to be in effect when the differences are expected to reverse.

       REVENUE

       Broadcast revenue is recognized when advertisements are aired and is presented net of agency commissions.

       BARTER TRANSACTIONS

       Revenue from barter transactions (advertising provided in exchange for goods and services) is recognized as income when advertisements are broadcast, and barter expense is recognized when merchandise is received or services are performed. Barter revenue was approximately $390,000 and barter expense was approximately $324,000 during the year ended December 31, 1998.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       IMPAIRMENT OF LONG-LIVED ASSETS

       The Company reviews its long-lived assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through a review of undiscounted cash flows.





                                                                     (Continued)

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                               December 31, 1998


       (3)    DISPOSITION

       On November 9, 1998, July Broadcasting completed the sale of KVJY (AM) Pharr, Texas, to Vie Dansante Broadcasting, Inc. for $700,000. A portion of the proceeds from the sale was used to repay a portion of the principal balance of the FINOVA Term Loan (see note 6). July Broadcasting recognized a loss on the sale totaling $72,027.




                                                                     (Continued)

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                               December 31, 1998


(4)    PROPERTY AND EQUIPMENT

       Property and equipment at December 31, 1998 consists of the following:


                                                                         1998
                                                                      ----------
                Land                                                     211,110
                Buildings                                              1,039,742
                Equipment                                              4,040,206
                Furniture and fixtures                                   196,406
                Vehicles                                                  26,118
                                                                      ----------
                                                                       5,513,582
                Less accumulated depreciation                          3,455,077
                                                                      ----------
                                                                       2,058,505
                                                                      ==========



 (5)   INTANGIBLE ASSETS

       Intangible assets at December 31, 1998 consists of the following:


                                                              1998
                                                          ------------
                Goodwill                                     6,452,271
                FCC licenses                                 5,892,524
                Advertising client base and contracts        2,096,987
                Favorable leases                               623,167
                Covenants not to compete                       635,081
                Deferred financing costs                       130,576
                Other intangibles                            2,102,446
                                                          ------------
                                                            17,933,052
                Less accumulated amortization                6,114,510
                                                          ------------
                                                            11,818,542
                                                          ============




                                                                     (Continued)

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                               December 31, 1998


(6)    LONG-TERM DEBT

       Long-term debt at December 31, 1998 consists of the following:


                                                                                1998
                                                                              ----------
       Term loan                                                              12,957,000
                                                                              ----------
                         Total long-term debt                                 12,957,000
       Less current portion                                                      450,000
                                                                              ----------
                                                                              12,507,000
                                                                              ==========

              On October 29, 1998, April Broadcasting, May Communications and July Broadcasting executed the Second Amended and Restated Loan Agreement by which they borrowed an additional $5,857,000 from FINOVA which was used to repay in full amounts due under the Allied agreement (discussed below); repurchase the Allied warrants; pay all amounts due under the covenant not to compete; pay transaction costs; and provide working capital. The principal terms of the Term Loan, as amended are repayment in 20 consecutive quarterly installments, starting at $150,000 and increasing to $350,000 beginning April 1, 1999, with the remaining principal of $1,357,000 due on the first business day of October 2003; and interest payable monthly beginning November 1998 at the base rate of a major bank plus an





                                                                     (Continued)

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                               December 31, 1998

       additional factor which varies from 1.00% to 2.50%, based upon a cash flow related ratio. In connection with the repayments under the Allied agreement and the FINOVA refinancing, the Company wrote off the related unamortized deferred financing costs and unamortized discount on the Allied subordinated debt, which are included as an extraordinary item in the accompanying consolidated statement of operations for the year ended December 31, 1998.

       On November 9, 1998, July Broadcasting made a $500,000 payment of the principal balance of the FINOVA Term Loan from a portion of the proceeds from the sale of KVJY (AM) (see note 3).

       The Term Loan is collateralized by substantially all of the assets and stock of April Broadcasting, May Communications and July Broadcasting. The refinanced loan also contains certain restrictive covenants that require the maintenance of certain debt service and leverage ratios, as well as other financial and nonfinancial covenants, applied on a consolidated basis. The term loan is guaranteed by the minority stockholder of the Company.

       On October 31, 1997, the Company entered into a subordinated debt agreement with Allied for $4,000,000. The proceeds were used for working capital and to provide April Broadcasting funds to acquire radio station WDLT (FM). No principal payments could be made under this subordinated debt agreemnt until the Term Loan was paid in full; however; quarterly interest payments were required to be made. The agreement granted Allited warrants for 15% of the Company's capital stock. The warrants were exercisable at any time at an exercise price of $100. At any time beginning five years after the date of the subordinated debt agreement, the holders could, on one occasion only, require the Company to purchase the warrants or the shares issued thereunder at the price determinded as of the time of the exercise of the clause, equl to the product of the appraised value of the Company determined pursuant to the terms of the agreement. If the subordinated debentures are repaid in full within three years of the date of the subordinated debt agreement, the Company at its option could repurchase the warrants or any shares issued thereunder at $1,100,000 through the 24th month of the subordinated debt agreement and at $2,000,000 through the 36th month.

       All outstanding amounts under the subordinated debt agreement were due February 14, 2003. The restrictive covenants required under the Term Loan applied to the subordinated debt agreement.

       The Allied agreement was repaid in full on October 29, 1998 and the warrants were repurchased for $1,100,000.




                                                                     (Continued)

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                               December 31, 1998

       The aggregate minimum principal amounts due under the above agreements at December 31, 1998 are as follows:

                    Year ending December 31:
                             1999                             $    450,000
                             2000                                  825,000
                             2001                                1,000,000
                             2002                                1,200,000
                             2003                                9,482,000
                                                              ------------
                                                              $ 12,957,000
                                                              ============

 (7)   COVENANT NOT-TO-COMPETE

       The WBLX (AM/FM) purchase agreement included a covenant not-to-compete for $250,000. The agreement provided for annual payments of $50,000 to the seller over five years subject to certain specified cash flow levels. On October 29, 1998, the balance, together with the related accrued interest, was repaid.

 (8)   INCOME TAXES

       Income tax benefit for the year ended December 31, 1998 differed from the amount computed by applying the U.S. federal income tax rate of 34% to pretax income as a result of the following:

                                                                              1998
                                                                          ------------
             Computed tax benefit at 34%                                      (421,227)
             Increase decrease in income taxes
                 resulting from:
                    Goodwill                                                   154,610
                    Meals and entertainment expense                              2,169
                    Increase in balance of the valuation
                       allowance for deferred tax assets                       264,448
                                                                          ------------
                               Income tax expense                                   --
                                                                          ============




                                                                     (Continued)

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                               December 31, 1998


       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liability at December 31, 1998 is as follows:


                                                                            1998
                                                                      ---------------
       Deferred tax assets:
           Federal and state net operating loss carryforwards               2,755,838
           Allowance for doubtful accounts                                     32,188
                                                                      ---------------
                         Total gross deferred tax assets                    2,788,026
           Less valuation allowance                                         2,737,012
                                                                      ---------------
                         Net deferred tax assets                               51,014

       Deferred tax liability - book vs. tax basis accumulated
           depreciation and amortization                                       51,014
                                                                      ---------------
                         Net deferred taxes                                        --
                                                                      ===============

       The valuation allowance for deferred tax assets as of January 1, 1998 was $2,472,564. The net change in the total valuation allowance for the year ended December 31, 1998 was an increase of $264,448. The Company has experienced certain ownership changes which, under the provisions of
       Section 382 of the Internal Revenue Code of 1986, as amended, may result in an annual limitation on the Company's ability to utilize its net operating losses in the future. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management could not conclude that it is more likely than not that the Company will realize the benefits of these deductible differences. As a result, there is a full valuation allowance at December 31, 1998.

       At December 31, 1998, the Company has net operating loss carryforwards of approximately $8,200,000 for federal and state income tax reporting purposes available to offset future taxable income through the year 2013.




                                                                     (Continued)

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                               December 31, 1998

(9)    RELATED-PARTY TRANSACTIONS

       April Broadcasting, May Communications and July Broadcasting have management agreements with M&F Associates L.P. (M&F), the general partner of M&F Calendar, to perform financial advisory and management services. The annual fee is $50,000 each for April Broadcasting and May Communications and $100,000 for July Broadcasting, plus out-of-pocket expenses. M&F charged $200,000 under these agreements in 1998. As of December 31, 1998, $175,000 has been accrued for the unpaid portions of these services.

       During 1995, July Holding received a capital contribution in the form of a $303,000 note receivable from a stockholder of the Company. Interest accrues quarterly on the note at prime plus 1% and is payable with the principal on June 27, 2000. During 1998, the stockholder repaid $15,000 of this note. The unpaid balance of the note plus accrued interest is reflected as an offset to minority interest in the accompanying consolidated balance sheets. In March 1999, the note receivable was forgiven by the Company and was written off against the minority interest liability.

       In October 1998, the Company loaned $130,500 to an affiliated organization. The note is noninterest bearing and is payable in full on the earlier of the date on which a sale of substantially all of the Company's operating radio stations is consummated or November 1, 2003. The affiliate may repay any or all of the outstanding principal balance at any time.


(10)   EMPLOYEE BENEFIT PLANS

       The Company and its subsidiaries maintained a 401(k) Employee Savings Plan (the Plan) covering all of their full-time employees. All eligible employees could elect to contribute a portion of their wages to the Plan, subject to certain limitations. In addition, the Company contributed to the Plan at the rate of 25% of the employee contributions up to a maximum of 4% of the employee's salary. The Company's contribution to the Plan was $2,615 during the year ended December 31, 1998. On August 25, 1998, the Company filed an application with the Internal Revenue Service to terminate the Plan effective March 31, 1998 and received a favorable determination letter from the Internal Revenue Service in April 1999.




                                                                     (Continued)

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                               December 31, 1998

(11)   REDEEMABLE CONVERTIBLE PREFERRED STOCK

       The Company has 1,550 shares of Series A Convertible Preferred Stock, par value $1,000 per share, outstanding as of December 31, 1998. Each share of the Series A Preferred Stock is convertible at the option of the holder into one share of common stock. The Company is required to redeem all outstanding shares of Series A Preferred Stock not previously converted on June 30, 2001, at a price of $1,000 per share plus accrued dividends, if any. As of December 31, 1998, no dividends had been declared.

(12)   COMMITMENTS

       LEASES

       As of December 31, 1998, the Company and its subsidiaries are obligated for future minimum payments under certain noncancelable operating leases as follows:

                    Year ending December 31:
                             1999                         $  173,722
                             2000                            144,029
                             2001                            111,625
                             2002                            107,667
                             2003                             83,679
                             Thereafter                      822,821
                                                          ----------
                                                          $1,443,543
                                                          ==========

       Rental expense, principally for office space and tower rentals, amounted to approximately $137,030 for the year ended December 31, 1998.

(13)   SUBSEQUENT EVENTS

       On June 15, 1999, the Company's stockholders entered into a stock purchase agreement for the sale of the Company's outstanding common stock to Cumulus Media Inc. (the Buyer) for $36,000,000. The Company has guaranteed net working capital of at least $1,500,000 at the closing date. Failure by the Company to transfer the $1,500,000 will result in a reduction of the purchase price by such shortfall. The sale was consummated on November 1, 1999.

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
  Cumulus Media Inc.



In our opinion, the accompanying balance sheet and the related statements of operations, changes in members' equity and cash flows present fairly, in all material respects, the financial position of Coast Radio L.L.C. at December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


                         /s/ PricewaterhouseCoopers LLP


February 28, 1999
Chicago, Illinois

COAST RADIO L.L.C.

BALANCE SHEETS


                                                JUNE 30,         DECEMBER 31,
 ASSETS                                           1999              1998
                                               ------------      ------------
                                               (UNAUDITED)
Current assets:
   Cash and cash equivalents                   $   862,193       $    668,066
   Accounts receivable                             485,012            521,979
   Prepaid expenses                                 77,142             74,541
   Due from member                                  69,000              5,000
                                               -----------       ------------
         Total current assets                    1,493,347          1,269,586

Property and equipment, net                        532,989            581,647
Intangible assets, net                             595,108            606,219
                                               -----------       ------------

         Total assets                          $ 2,621,444       $  2,457,452
                                               ===========       ============



       LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
   Accounts payable                            $    -           $      14,579
   Accrued expenses                                 22,196             53,555
   Current portion, long term debt                  52,958             52,985
                                               -----------      -------------

         Total current liabilities                  75,154            121,119

Long term debt                                     157,613            181,261
                                               -----------      -------------

         Total liabilities                         232,767            302,380
                                               -----------      -------------
Commitments:

Members' equity                                  2,388,677          2,155,072
                                               -----------      -------------
   Total liabilities and members' equity       $ 2,621,444      $   2,457,452
                                               ===========      =============


The accompanying notes are an integral part of the financial statements.

COAST RADIO L.L.C.

STATEMENTS OF OPERATIONS



                                                    FOR THE SIX MONTHS ENDED           FOR THE YEAR
                                                             JUNE 30,                      ENDED
                                               ---------------------------------        DECEMBER 31,
                                                  1999                1998                 1998
                                               ------------         ------------       --------------
                                                         (UNAUDITED)

Revenues                                       $ 1,431,703          $ 1,327,314         $  2,932,119

Less: Agency commissions                          (155,939)            (133,834)            (317,717)
                                               ------------         ------------        -------------

         Net revenues                            1,275,764            1,193,480            2,614,402
                                               ------------         ------------        -------------
Operating expenses:
   Programming                                     202,432              223,711              440,331
   Sales and promotions                            413,446              399,430              805,246
   Technical                                        14,703                9,143               27,285
   General and administrative                      318,655              276,289              900,587
   Depreciation and amortization                    64,698               62,522              128,825
                                               ------------         ------------        -------------

         Total operating expenses                1,013,934              971,095            2,302,274
                                               ------------         ------------        -------------

Income from operations                             261,830              222,385              312,128

Interest expense                                     9,085                9,338               19,962
                                               ------------         ------------        -------------

Income before income taxes                         252,745              213,047              292,166

State income tax benefit                             -                      -                (37,092)
                                               ------------        -------------        -------------

         Net Income                            $   252,745         $    213,047         $    329,258
                                               ============        =============        =============


    The accompanying notes are an integral part of the financial statements.

COAST RADIO L.L.C.
STATEMENT OF CHANGES IN MEMBERS' EQUITY
for the year ended December 31, 1998


Balance at January 1, 1998                                       $ 1,918,416

Net income                                                           329,258

Distributions                                                        (92,602)
                                                                 -----------
Balance at December 31, 1998                                     $ 2,155,072
                                                                 ===========

    The accompanying notes are an integral part of the financial statements.

COAST RADIO L.L.C.

STATEMENTS OF CASH FLOWS





                                                                           FOR THE SIX MONTHS ENDED            FOR THE YEAR
                                                                                 JUNE 30,                          ENDED
                                                                    --------------------------------------      DECEMBER 31,
                                                                          1999                 1998                 1998
                                                                      ------------------      --------------    -------------
                                                                                  (UNAUDITED)

Cash flows from operating activities:
    Net Income                                                     $          252,745       $      213,047       $  329,258
    Adjustments to reconcile net income to net cash
        provided by operating activities:
        Depreciation and amortization                                          64,698               62,522          128,827
        Deferred tax liability                                                -                   -                  37,092
      Changes in operating assets and liabilities:
           Accounts receivable                                                 36,967              (39,013)         (77,094)
           Due from member                                                    (64,000)             (13,000)          (5,000)
           Prepaid expenses                                                    (2,601)             (15,922)         (41,904)
           Accounts payable                                                   (14,579)            -                  14,579
           Accrued expenses                                                   (31,359)                 101          (56,269)
                                                                      ----------------      ---------------      -----------


               Net cash provided by operating activities                      241,871              207,735          329,489
                                                                      ----------------      ---------------      -----------


Cash flows from investing activities:
    Acquisition costs                                                          (1,259)
    Purchase of property and equipment                                         (3,670)                (814)
    Proceeds from sale of property and equipment                                  -                    -             (6,547)
                                                                      ----------------      ---------------      -----------


               Cash provided by used for investing activities                  (4,929)                (814)          (6,547)
                                                                      ----------------      ---------------      -----------


Cash flows from financing activities:
    Principal payments on bank borrowings                                     (23,675)             (20,325)         (48,888)
    Distributions to members                                                  (19,140)             (56,278)         (92,602)
                                                                      ----------------      ---------------      -----------


               Cash used for financing activities                             (42,815)             (76,603)        (141,490)
                                                                      ----------------      ---------------      -----------


Increase in cash and cash equivalents                                         194,127              130,318          181,452

Cash and cash equivalents at beginning of year                                668,066              486,614          486,614
                                                                      ----------------      ---------------      -----------


Cash and cash equivalents at end of year                           $          862,193       $      616,932       $  668,066
                                                                      ================      ===============      ===========


Supplemental disclosures of cash flow information:
    Cash paid for interest                                         $            9,085       $        9,338       $  (19,962)
                                                                      ================      ===============      ===========


Non-cash operating activities:
    Trade revenue                                                  $           64,781       $       62,855       $  131,641
                                                                      ================      ===============      ===========


    Trade expense                                                  $           94,723       $       42,482       $  103,720
                                                                      ================      ===============      ===========




    The accompanying notes are an integral part of the financial statements.

COAST RADIO L.L.C.

1.   SUBSEQUENT EVENTS

     Effective January 29, 1999, the Company entered into an option agreement with Cumulus Broadcasting, Inc. (a wholly owned subsidiary of Cumulus Media Inc.) ("Cumulus") to sell substantially all of the Company's assets for $9 million in cash. Under the terms of the agreement, Cumulus has the right to exercise the purchase option at any time through December 31, 1999. The Company may require Cumulus to exercise the option between June 30, 1999 and December 31, 1999. Additionally, should Cumulus enter into a purchase agreement with any other station in the Company's market area prior to June 30, 1999, the Company has the right to require Cumulus to exercise the option.



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS

     Coast Radio LLC, formed in 1994, owns and operates two radio stations; WWRO-FM and WCOA-AM (the "Stations" or "Company") located in Pensacola, Florida.

     The significant accounting principles followed by the Company and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     All items with an original maturity of three months or less are considered to be cash equivalents.

     The Company has $668,066 on deposit with a single financial institution, which is in excess of the $100,000 insured limit.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximates fair value because of the short maturity of these instruments. The carrying value of the Company's debt approximates fair value. Fair value is based upon the current market price of similar issues.

     PROPERTY AND EQUIPMENT

     Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives

COAST RADIO L.L.C.

 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

     Broadcasting equipment                            10 years
     Office furniture and equipment                     5 years
     Tower and antenna                                 10 years
     Vehicles                                           3 years


     Maintenance, repairs, and minor replacement of these items are charged to expense as incurred.

     INTANGIBLE ASSETS

     Intangible assets include FCC broadcast licenses, are stated at cost and are being amortized using the straight-line method over the estimated useful life of 30 years. Management regularly monitors and evaluates the realizability of recorded intangibles. Recoverability of assets to be held and used is measured by a comparison of carrying amount of the assets to future cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is the amount by which the carrying amount exceeds the fair value of the assets. The Company believes that the carrying value of recorded intangibles is not impaired.

     INCOME TAXES

     The Company has organized in the State of Florida as a Limited Liability Company (LLC) and is treated as a partnership for federal income tax purposes. Accordingly, income of the Company is personally taxable to the members of the LLC for federal tax purposes and no federal income tax expense has been recorded in these financial statements.

     Prior to 1998, the State of Florida recognized the Company as a regular corporation and therefore, was subject to state income taxes. Beginning in 1998, the State of Florida recognizes LLC's as a partnership. The income tax benefit recognized in these financial statements represents the reversal of previously recorded deferred state income taxes, as such, the liability will ultimately be paid by the members.

     REVENUE RECOGNITION

     Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

     TRADE AGREEMENTS

     The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations.

COAST RADIO L.L.C.

 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     ACCOUNTS RECEIVABLE

     The Company considers accounts receivable at December 31, 1998 to be fully collectible; accordingly, no allowance for doubtful accounts is required. Amounts that become uncollectible are charged to operations when that determination is made.

     INTERIM FINANCIAL STATEMENTS

     The financial statements for the six months ended June 30, 1999 and 1998, are unaudited, but in the opinion of management, such financial statements have been presented on the same basis as the audited financial statements for the year ended December 31, 1998, and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations and cash flows for these periods.



 3.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

      Broadcasting equipment                          $   754,731
      Office furniture and equipment                      144,516
      Tower and antenna                                   124,000
      Vehicles                                             58,426
                                                      ------------

                                                        1,081,673

      Accumulated depreciation                           (500,026)
                                                      ------------

      Property and equipment, net                     $   581,647
                                                      ============

     Depreciation expense was $104,086 for the year ended December 31, 1998.



 4.  INTANGIBLE ASSETS

     Intangible assets consist of the following:


      FCC broadcast licenses                          $   713,041
      Accumulated amortization                           (106,822)
                                                      ------------

      Intangible assets, net                          $   606,219
                                                      ============


     Amortization expense was $24,741 for the year ended December 31, 1998.

COAST RADIO L.L.C.

5.   COMMITMENTS

     The Company incurred expenses of approximately $57,188 for the year ended December 31, 1998 under an operating lease for radio broadcasting facilities. Future minimum annual payments under this operating lease are $71,208 through February 2003. The Company may terminate this lease by providing the lessor 90 days notice and a termination fee equal to six months rent.

     The Company has entered into a joint venture agreement to share expenses of leasing and maintaining a tower. Total amounts paid under this agreement were $19,789 for the year ended December 31, 1998. The Company is liable for its pro-rata share of lease payments under a lease agreement executed by the joint venture. The Company's share of future minimum lease payments under this agreement is $4,635 through 2003 and $45,900 for the remaining 11 years through 2014.



6.   LONG-TERM DEBT

     Long-term debt consists of the following as of December 31, 1998:


     Note payable to AmSouth Bank, due in monthly
     installments of $5,460, including interest at 8.00%;
     maturing February, 2003;                              $234,246

     Less current maturities                                (52,985)
                                                           ---------
       Long-term                                           $181,261
                                                           =========

     Maturities of long-term debt are as follows:

                             1999                 52,985
                             2000                 52,932
                             2001                 57,325
                             2002                 62,083
                             2003                  8,921
                                                 -------
                                                 234,246
                                                 =======



7.   STOCK PURCHASE AGREEMENT

     The Company and its members have reached an agreement which stipulates the terms under which the Company's shares can be sold, transferred or pledged. The agreement extends the option to the Company, then to members, to purchase a members' shares upon termination of employment, retirement, disability or incapacity. The Company is obligated to purchase the shares of any member upon death, bankruptcy or dissolution. Other transfers of stock by its members are also restricted. The purchase price shall be calculated based on the members' portion of the total value of the Company, as stipulated in the agreement. This value was approximately $9.5 million as of December 31, 1998. The purchase price is payable in 60 monthly installments, with interest on the unpaid principle balance at the rate of 8 percent.

COAST RADIO L.L.C.

8.   RETIREMENT PLAN

     The Company has adopted a 401(k) retirement plan covering substantially all employees. Under the plan, employees may elect to defer up to the maximum percentage allowable subject to IRS regulations. The plan allows the Company to make discretionary matching contributions not to exceed the first 5 percent deferred by an employee. No Company contributions were made for the years ended December 31, 1998 and 1997.

                                  EXHIBIT INDEX




                                                                                Sequentially
Exhibit No.                      Description                                    Numbered Page
-----------  -----------------------------------------------------------------  -------------
            2.0  Asset Purchase Agreement dated as of April 2,
                 1999, by and between Cumulus Broadcasting, Cumulus Licensing,
                 Cumulus Wireless and Phillips Broadcasting Company, Inc.

            2.1  Asset Purchase Agreement dated as of March 9,
                 1999 by and between Cumulus Broadcasting, Cumulus Licensing,
                 Cumulus Wireless, HMH Broadcasting Inc., a Kentucky corporation and HMH Realty, LLC.

            2.2 Stock Purchase Agreement dated June 15, 1999, among the Company and M&F Calendar Holdings, L.P., Kevin C.
                 Whitman, nassau Capital Partners L.P., NAS Partners I L.L.C., and Philip J. Giordano.

            2.3 Asset Purchase Agreement dated as of June 29, 1999, by and among Cumulus Broadcasting, Cumulus Licensing and Coast
                 Radio, L.C., a Florida limited liability company.

            2.4  Asset Purchase Agreement dated as of September
                 23, 1999, by and between Cumulus Broadcasting, Cumulus
                 Licensing, Cumulus Wireless, C. F. Radio, Inc., Cape Fear
                 Radio, LLC, Cape Fear Broadcasting Company and Cape Fear Tower
                 Systems, LLC.

           23.0  Consent of PricewaterhouseCoopers LLP.

           23.1  Consent of Wipfli Ullrich Bertelson LLP.

           23.2  Consent of KPMG LLP.

----------------